Exhibit 10.1
PORTIONS OF THIS EXHIBIT 10.1 MARKED BY AN *** HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Term Loan Agreement
Dated as of June 17, 2011
among
Warnaco Inc.,
Calvin Klein Jeanswear Company and
Warnaco Swimwear Products Inc.
as Borrowers
The Warnaco Group, Inc.,
as a Guarantor
The Lenders from Time to Time Party Hereto
and
JPMorgan Chase Bank, N.A.,
as Administrative Agent and Collateral Agent
JPMorgan Chase Bank, N.A.,
Bank of America, N.A.,
Deutsche Bank Securities Inc.,
and
HSBC Securities (USA) Inc.,
as Co-Syndication Agents
and
J.P. Morgan Securities LLC,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Deutsche Bank Securities Inc.,
and
HSBC Securities (USA) Inc.,
as Joint Arrangers and Joint Bookrunners

i

Schedules

Schedule I	-	Commitments
Schedule II	-	Addresses for Notices
Schedule 4.3	-	Ownership of Warnaco Entities
Schedule 4.15	-	Labor Matters
Schedule 4.16	-	ERISA Matters
Schedule 4.19	-	Real Property
Schedule 6.14	-	Post-Closing Matters
Schedule 7.1	-	Existing Indebtedness
Schedule 7.2	-	Existing Liens
Schedule 7.3	-	Existing Investments
Schedule 7.4	-	Specified Asset Sales
Exhibits

Exhibit A	-	Form of Assignment and Assumption
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Conversion or Continuation
Exhibit D	-	Form of Note
Exhibit E	-	[Reserved]
Exhibit F	-	Form of Compliance Certificate
Exhibit G	-	Form of Pledge and Security Agreement
Exhibit H	-	Form of Guaranty
Exhibit I	-	Form of Intercreditor Agreement

Term Loan Agreement, dated as of June 17, 2011, among Warnaco Inc., a Delaware corporation (the “Borrower”), Calvin Klein Jeanswear Company (the “CK Borrower”), Warnaco Swimwear Products Inc. (the “Swimwear Borrower” and together with the Borrower and the CK Borrower, collectively the “Borrowers”), The Warnaco Group, Inc., a Delaware corporation (“Group”), the Lenders (as defined below) and JPMorgan Chase Bank, N.A. (“JPMCB”), as administrative agent (in such capacity together with its successors in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity together with its successors in such capacity, the “Collateral Agent”).
W i t n e s s e t h:
Whereas, the Borrowers have requested that the Lenders make available to the Borrowers for the purposes specified in this Agreement (as defined below) a term loan facility; and
Whereas, the Lenders are willing to make available to the Borrowers such term loan facility upon the terms and subject to the conditions set forth herein;
Now, Therefore, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS
Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“ABL Agent” has the meaning specified in the Intercreditor Agreement.
“ABL Facilities” means the revolving credit loan facilities established pursuant to the Existing ABL Credit Facilities, as amended, restated, amended and restated, modified, supplemented, refinanced or replaced from time to time, in whole or in part, whether with revolving credit loan facilities, term loans, debt securities, or otherwise.
“ABL Priority Collateral” has the meaning specified in the Intercreditor Agreement.
“Additional Credit Extension Amendment” means an amendment to this Agreement (which may, at the option of the Administrative Agent, be in the form of an amendment and restatement of this Agreement) and, as applicable, the other Loan Documents providing for any Incremental Term Loans, Replacement Term Loans or Extended Term Loans which shall be consistent with the applicable provisions of this Agreement relating to Incremental Term Loans, Replacement Term Loans or Extended Term Loans and otherwise satisfactory to the Administrative Agent.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the product of (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate and (ii) in the case of the Term B Loans, 1.00%. At any time the Adjusted LIBO Rate is determined pursuant to clause (i) of the preceding sentence, the Adjusted LIBO Rate will be adjusted automatically as to all Eurodollar Borrowings then outstanding as of the effective date of any change in the Statutory Reserve Rate.
“Administrative Agent” has the meaning specified in the preamble to this Agreement and shall include any successor in such capacity.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agent Affiliate” has the meaning specified in Section 9.9(c).
“Agents” means the Administrative Agent, the Collateral Agent, the Arrangers, the Joint Bookrunners and the Co-Syndication Agents.
“Agreement” means this Term Loan Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Agreement Accounting Principles” means, subject to Section 1.3, GAAP or, if (x) the Securities and Exchange Commission requires or permits United States reporting companies to utilize the IFRS in lieu of GAAP for reporting purposes and (y) Group adopts the IFRS with the agreement of its independent public accountants, the IFRS, each as in effect from time to time; provided that if the adoption by Group of the IFRS results in a change in any of the calculations of the Borrowing Base, Consolidated Interest Coverage Ratio, Leverage Ratio, Secured Leverage Ratio, the Available Amount or Excess Cash Flow, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the level of such ratio or other amount shall be the same after such adoption as if such adoption had not been made; and provided, further, that the adoption of the IFRS (to the extent that such adoption would affect a calculation that measures compliance with any of the foregoing ratios or other amounts) shall not be given effect until such provisions are amended to reflect such adoption.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate (after giving effect to any applicable minimum rate set forth therein) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt (subject to any minimum rate specified in such definition), the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternate Base Rate Loan” means any Loan during any period in which it bears interest based on the Alternate Base Rate.
“Applicable Margin” means, as of any date of determination for any Term B Loan, a per annum rate equal to 2.75% (in the case of Eurodollar Loans) and 1.75% (in the case of Alternate Base Rate Loans); provided, that, in the event that the Yield applicable to any Incremental Term Loans (other than Refinancing Term Loans) of any Series would be more than 0.25% greater than the Yield for the Term B Loans, the Applicable Margins set forth above for the Term B Loans shall be increased from those provided above so that the Yield for the Term B Loans is equal to (x) the Yield for such Incremental Term Loans minus (y) 0.25%. The Incremental Term Loans, Extended Term Loans and Replacement Term Loans shall have Applicable Margins as set forth in the applicable Additional Credit Extension Amendment.
“Approved Electronic Communications” means, unless otherwise notified by the Administrative Agent to the Borrowers, each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to any Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any supplement to the Guaranty, any joinder to the Pledge and Security Agreement and any other written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any Financial Statement, financial and other report, notice, request, certificate and other information material.
“Approved Electronic Platform” has the meaning specified in Section 9.9.
“Approved Fund” has the meaning specified in Section 10.2(b).
“Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., as joint lead arrangers for the credit facilities contemplated by this Agreement.
“Asset Sale” has the meaning specified in Section 7.4.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.2 of this Agreement), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Amount” means, at any time (the “Reference Time”), an amount equal to (a) the sum, without duplication, of:
(i) an amount equal to the gross proceeds of the Term B Loans received by the Borrowers on the Closing Date, plus
(ii) an amount equal to (1) in case such Consolidated Net Income for such period is positive, 50% of the Consolidated Net Income of Group for the period (taken as one accounting period) from April 2, 2011 through the end of Group’s most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to clause (a) or (b) of Section 5.1 at the Reference Time, or, (2) in case such Consolidated Net Income for such period is negative, zero, plus
(iii) the amount of any net cash proceeds from any issuance of Stock or Stock Equivalents (other than Disqualified Stock) of Group (or Indebtedness (other than Indebtedness owing to Group or any of its Subsidiaries) that has been converted or exchanged into Stock or Stock Equivalents of Group (other than Disqualified Stock)) received by, Group from and including the Business Day immediately following the Closing Date through and including the Reference Time, plus
(iv) $25,000,000, plus
(v) plus the amount of any cash return received (whether as dividends, interest, upon redemption or sale or otherwise) from any Investment made in reliance on Section 7.3(k); minus
(b) the sum, without duplication, of:
(i) the aggregate amount of Restricted Payments made pursuant to Section 7.5(d) since the Closing Date and prior to the Reference Time, plus
(ii) the aggregate amount of Investments made in reliance on Section 7.3(k) since the Closing Date and prior to the Reference Time, plus
(iii) the aggregate amount expended to purchase, redeem or defease Specified Indebtedness in reliance on Section 7.6(iii) since the Closing Date and prior to the Reference Time.
“Bankruptcy Code” means title 11, United States Code, as amended from time to time.
“Borrower” has the meaning specified in the preamble to this Agreement.
“Borrowers” has the meaning specified in the preamble to this Agreement.
“Borrowing” means the incurrence of Term Loans of a single Class and Type having, in the case of Eurodollar Loans, a single Interest Period.

“Borrowing Base” means, as of any date, an amount equal to the sum of (i) 85% of the book value of accounts receivable of Group and its Subsidiaries plus (ii) 50% of the book value of inventory of Group and its Subsidiaries, in each case, on a consolidated basis as of the date of the most recent balance sheet of Group delivered pursuant to Section 5.1(a) or 5.1(b).
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Capital Expenditures” means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries on a consolidated basis prepared in conformity with Agreement Accounting Principles, excluding (i) interest capitalized during construction, (ii) amounts expended on leasehold improvements for which such Person has received a commitment of reimbursement from the landlord; provided, that if any such amount is not reimbursed within six months after the expenditure (the “Reimbursement Expiration Date”), such amount will be counted towards Capital Expenditures as if such amount had been expended on the Reimbursement Expiration Date, (iii) amounts credited to, or received by, any Warnaco Entity in connection with a substantially contemporaneous trade-in and (iv) reinvestments of Net Cash Proceeds in replacement assets pursuant to Section 2.9(a)(ii).
“Capital Lease” means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with Agreement Accounting Principles as in effect on the Closing Date.
“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with Agreement Accounting Principles.
“Cash Equivalents” means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof (including, without limitation, the Federal Home Loan Mortgage Association, the Federal Home Loan Bank, the Federal National Mortgage Association and the Governmental National Mortgage Association) or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States or, in the case of a Foreign Subsidiary, securities issued or fully guaranteed or insured by the federal government of the country under which such Foreign Subsidiary was formed or any agency thereof or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such federal government, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least “A-1” by Standard & Poor’s Rating Services (“S&P”) or “P-1” by Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper of an issuer rated at least “A-1” by S&P or “P-1” by Moody’s, and (d) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least “A-1” by S&P or “P-1” by Moody’s; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 365 days.

“Cash Management Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, automatic clearing house and other cash management arrangements) provided by any Agent, Lender or any Affiliate of any Agent or Lender (or any Person that was a Lender or an Affiliate of a Lender at the time such services were provided), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Change of Control” means any of the following: (a) Group shall at any time cease to have legal and beneficial ownership of 100% of the capital stock of the Borrower; or (b) any Person, or two or more Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of Group (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of Group.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“CK Borrower” has the meaning specified in the preamble to this Agreement.

“Class” refers to (a) the Term B Loans, (b) any particular Series of Incremental Term Loans, (c) any particular Series of Extended Term Loans and (d) any particular Series of Replacement Term Loans, each as an individual Class of Term Loans hereunder.
“Closing Date” means the first date on which each of the conditions set forth in Section 3.1 have been satisfied.
“Code” means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.
“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any Collateral Document.
“Collateral Agent” has the meaning specified in the preamble to this Agreement.
“Collateral Documents” means the Pledge and Security Agreement, other pledge or security agreements, the Mortgages, the Control Account Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of any of the Secured Obligations.
“Commitment” means, as to any Lender, the obligation of such Lender to make a Term B Loan to the Borrowers in a principal amount not to exceed the amount set forth opposite its name on Schedule I.
“Competitor” means any Person (and any Affiliate of such Person) identified in writing to the Administrative Agent by a Responsible Officer of the Borrower as a Person that is a competitor of Group or any of its Subsidiaries with respect to any material line of business of Group or any of its Subsidiaries.
“Compliance Certificate” has the meaning specified in Section 5.1(c).
“Consolidated Interest Coverage Ratio” means, on any date of determination, the ratio of (a) EBITDA of Group for the period of four consecutive Fiscal Quarters most recently ended prior to such date for which financial statements have been delivered, taken as one accounting period, to (b) Consolidated Interest Expense of Group for such period.
“Consolidated Interest Expense” means, with respect to any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations in accordance with Agreement Accounting Principles but excluding any imputed interest as a result of purchase accounting) of such Person on a consolidated basis including the interest component of Capital Lease Obligations but excluding any amortization or write-down of any deferred financing fees or bridge facility fees, all as determined on a consolidated basis in accordance with Agreement Accounting Principles and reduced by interest income received in cash for such period. For purposes of the foregoing, interest expense of any Person shall be determined after giving effect to any net payments made or received by such Person with respect to interest rate Hedging Contracts, but excluding unrealized gains and losses with respect to such interest rate Hedging Contracts.

“Consolidated Net Income” means, for any Person for any period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with Agreement Accounting Principles; provided, however, that (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person in accordance with Agreement Accounting Principles) shall be included only to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) any net gain (or loss) resulting from an Asset Sale by such Person or any of its Subsidiaries other than in the ordinary course of business shall be excluded and (d) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by Agreement Accounting Principles shall be excluded.
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with Agreement Accounting Principles, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Group at such date, over (b) the sum of all amounts that would, in conformity with Agreement Accounting Principles, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Group on such date, excluding the current portion of any Funded Debt. There shall also be excluded from Consolidated Working Capital to the extent otherwise included therein (i) the current portion of current and deferred income tax assets and liabilities, (ii) all Indebtedness consisting of Loans (and extensions of credit under the ABL Facilities), (iii) the current portion of interest, (iv) the current portion of deferred revenue, (v) any gains or losses resulting from any reappraisal, revaluation or write-up or write-down of assets and (vi) the purchase accounting effects of in process research and development expenses and adjustments to property, inventory and equipment, software and other intangible assets and deferred revenue and deferred expenses in component amounts required or permitted by Agreement Accounting Principles, as a result of any Permitted Acquisitions, or the amortization or write-off of any amounts thereof.
“Constituent Documents” means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person’s Stock.
“Contaminant” means any material, chemical, substance, waste, contaminant or pollutant, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls, regulated under any Environmental Law.

“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.
“Control Account Agreement” has the meaning specified in the Pledge and Security Agreement.
“Corporate Chart” means a corporate organizational chart, list or other similar document in each case in form reasonably acceptable to the Administrative Agent and setting forth, for each Person that is a Loan Party, that is subject to Section 6.11 or that is a Subsidiary of any of them, (a) the full legal name of such Person (and any trade name, fictitious name or other name such Person may have had or operated under), (b) the jurisdiction of organization, the organizational number (if any) and the tax identification number (if any) of such Person, (c) the location of such Person’s chief executive office (or sole place of business) and (d) the number of shares of each class of such Person’s Stock authorized (if applicable), the number outstanding as of the date of delivery and the number and percentage of such outstanding shares for each such class owned (directly or indirectly) by any Loan Party or any Subsidiary of any of them.
“Co-Syndication Agents” means JPMCB, Bank of America, N.A., Deutsche Bank Securities Inc. and HSBC, each as a co-syndication agent for the credit facilities pursuant to this Agreement.
“Customary Permitted Liens” means, with respect to any Person, any of the following Liens:
(a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due and payable or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by Agreement Accounting Principles;
(b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other like liens imposed by law or otherwise incurred, in each instance, in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by Agreement Accounting Principles, or deposits or pledges to obtain the release of any such Liens;
(c) deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), public or statutory obligations, and surety, stay, appeal, customs or performance bonds, or similar obligations arising in each case in the ordinary course of business;

(d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances or such other matters as disclosed in Mortgagee’s Title Insurance Policy on the use of Real Property which do not materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;
(e) encumbrances arising under leases or subleases of Real Property which do not in the aggregate materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;
(f) financing statements of a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business; and
(g) Liens in favor of customs and revenue authorities arising as a matter of law and in the ordinary course of business to secure payment of customs duties in connection with the importation of goods.
“Declined Amount” has the meaning specified in Section 2.9(e).
“Default” means any event which with the passing of time or the giving of notice or both would become an Event of Default.
“Deposit Account” has the meaning given to such term in the UCC.
“Discounted Voluntary Prepayment” has the meaning specified in Section 2.8(b).
“Disqualified Stock” means, with respect to any Person, any Stock or Stock Equivalent of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is convertible or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for any Stock or Stock Equivalent that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Stock or Stock Equivalent; provided that such Stock or Stock Equivalent shall not be required to be repurchased or redeemed until no Term B Loans (or accrued and unpaid Obligations in respect thereof) are outstanding or unless such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 91 days after the Term B Loan Maturity Date.
“Dollar Equivalent” of any amount means, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount and (b) if such amount is denominated in any other currency, the equivalent of such amount in Dollars based on publicly available exchange rates published by a third party source selected in good faith by the Borrower.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary of Group organized under the laws of any state of the United States of America or the District of Columbia, other than any Foreign Holdco.
“EBITDA” means, with respect to any Person for any period, an amount equal to (a) Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes, (ii) Consolidated Interest Expense, (iii) loss from extraordinary items, (iv) loss from the sale, exchange or other disposition of capital assets, (v) depreciation, depletion and amortization of intangibles or financing or acquisition costs, (vi) all other non-cash charges and non-cash losses for such period, including non-cash charges relating to any change in the methodology of estimating reserves against receivables and inventory and non-cash charges for employee stock compensation, and (vii) any restructuring charges not to exceed $20,000,000 in the aggregate in any Fiscal Year minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) any aggregate net gain from the sale, exchange or other disposition of capital assets by such Person, (v) any other non-cash gains which have been added in determining Consolidated Net Income and (vi) cash payments for charges that have been reserved.
“ECF Percentage” means, with respect to any Fiscal Year of the Borrower ending on or after December 31, 2012, 0%; provided that the ECF Percentage shall be increased to (i) 25%, if the Leverage Ratio as of the last day of such Fiscal Year is less than or equal to 2.00 to 1.00 but greater than 1.75 to 1.00 and (ii) 50% if the Leverage Ratio as of the last day of such Fiscal Year is greater than 2.00 to 1.00.
“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Contaminant or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
“Environmental Laws” means all applicable Requirements of Law, now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. § 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substance Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and each of their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. § 13:1K-6 et seq.).

“Environmental Liabilities and Costs” means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute and whether arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, in each case relating to any environmental, health or safety condition or to any Release or threatened Release and resulting from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with Group or any of its Subsidiaries within the meaning of Section 414 (b), (c), (m) or (o) of the Code.
“ERISA Event” means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan; (b) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 430 of the Code or Section 303 of ERISA on Group or any of its Subsidiaries or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.
“Event of Default” has the meaning specified in Section 8.1.
“Excess Cash Flow” means, for any Fiscal Year of Group, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such Fiscal Year, (ii) the amount of all non-cash charges (including consolidated depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such Fiscal Year, and (iv) the aggregate net amount of non-cash loss on the sale, transfer or other disposition of any assets by Group and its Subsidiaries during such Fiscal Year outside the ordinary course of business, to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Group and its Subsidiaries in cash during such Fiscal Year on account of unfinanced Capital Expenditures and acquisition of intellectual property, (iii) the aggregate amount of all regularly scheduled, mandatory or optional principal payments of Funded Debt (other than prepayments of the Term Loans pursuant to Section 2.8 and clauses (a) (b) and (c) of Section 2.9) of the Borrower and its Subsidiaries made during such Fiscal Year (other than (x) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and (y) any such principal prepayments financed with the proceeds of other Indebtedness), (iv) increases in Consolidated Working Capital for such Fiscal Year, (v) the aggregate net amount of non-cash gain on the sale, transfer or other disposition of any assets by the Borrower and its Subsidiaries during such Fiscal Year outside the ordinary course of business, to the extent included in arriving at such Consolidated Net Income, (vi) cash payments made in respect of long-term liabilities of Group and its Subsidiaries other than Indebtedness, (vii) the aggregate amount of unfinanced Investments by Group and its Subsidiaries pursuant to clauses (f), (i), (j) and (k) of Section 7.3 and fees and expenses related thereto, (viii) reasonable cash costs, fees and expenses (including premium, make-whole and penalty payments) incurred in connection with the issuance or prepayment of indebtedness (including any refinancing) or the issuance of equity interests and (ix) any extraordinary losses to the extent not included in arriving at such Consolidated Net Income.
“Excess Cash Flow Application Date” has the meaning specified in Section 2.9(c).
“Existing ABL Credit Facilities” means (i) that certain ABL credit facility dated as of August 26, 2008, among the Borrower, Group, Bank of America, N.A., as administrative agent and collateral agent and the lenders party thereto and (ii) that certain ABL credit facility dated as of August 26, 2008, among Warnaco of Canada Company, Group, Bank of America, N.A., as administrative agent and collateral agent and the lenders party thereto, in each case, as amended from time to time.

“Existing Term Loan Class” has the meaning specified in Section 2.6.
“Extended Term Loans” has the meaning specified in Section 2.6.
“Extending Term Lender” has the meaning specified in Section 2.6.
“Extension Election” has the meaning specified in Section 2.6.
“Extension Request” has the meaning specified in Section 2.6.
“FATCA” means Sections 1471 through 1474 of the Code and any current or future regulations promulgated or official interpretations thereunder.
“Facility Agents” means, collectively, the Administrative Agent and the Collateral Agent.
“Fair Market Value” means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset (provided that in the case of assets with a net book value in excess of $20,000,000, the “Fair Market Value” thereof shall be as reasonably determined pursuant to the foregoing criteria by the Board of Directors of Group) or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such Business Day by a financial institution of recognized standing regularly dealing in Securities of such type and selected by the Administrative Agent.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.
“Financial Covenant Debt” of any Person means Indebtedness of the type specified in clauses (a), (b), (d), (e), (f) and (h) of the definition of “Indebtedness,” non-contingent obligations of the type specified in clause (c) of such definition and Guaranty Obligations of any of the foregoing.

“Financial Statements” means the financial statements of Group and its Subsidiaries referred to in Section 4.4 and Section 5.1.
“Fiscal Quarter” means each of the three-month fiscal periods ending on or about March 31, June 30, September 30 and December 31.
“Fiscal Year” means the twelve-month fiscal period ending on or about December 31.
“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto
“Foreign Holdco” means any Subsidiary of Group organized under the laws of any state of the United States of America or the District of Columbia, substantially all the assets of which consist of stock of a controlled foreign corporation (as defined in Section 957 of the Code).
“Foreign Plan” means an employee benefit plan to which any Warnaco Entity or any ERISA Affiliate has any obligation or liability (contingent or otherwise) with respect to employees who are not employed in the United States.
“Foreign Subsidiary” means (i) a Subsidiary of Group incorporated under the laws of a jurisdiction that is not within the United States of America and (ii) any Foreign Holdco.
“Funded Debt” means, as to any Person, all Indebtedness for borrowed money of such Person that matures more than one year from the date of its creation or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.
“General Intangible” has the meaning specified in the Pledge and Security Agreement.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Group” has the meaning specified in the preamble to this Agreement.
“Guarantor” means Group and each Domestic Subsidiary of Group other than the Borrowers.
“Guaranty” means the guaranty, in substantially the form of Exhibit H, executed by the Guarantors.
“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss or (v) to supply funds to, or in any other manner invest in, such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under clause (b)(i), (ii), (iii), (iv) or (v) above the primary purpose or intent thereof is to provide assurance that Indebtedness of another Person will be paid or discharged, that any agreement relating thereto will be complied with or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported (or, if less, the maximum amount of such Indebtedness for which such Person may be liable, either singly or jointly, pursuant to the terms of the instrument evidencing such Guaranty Obligation).
“Hedging Contracts” means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

“HSBC” has the meaning specified in the preamble to this Agreement.
“IFRS” means the International Financial Reporting Standards set by the International Accounting Standards Board as in effect from time to time.
“Incremental Effective Date” has the meaning specified in Section 2.5.
“Incremental Term Lender” has the meaning specified in Section 2.5.
“Incremental Term Loan” has the meaning specified in Section 2.5.
“Indebtedness” of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.
“Indemnitees” has the meaning specified in Section 10.4.
“Installment” has the meaning specified in Section 2.3.
“Installment Date” has the meaning specified in Section 2.3.
“Insurance Assets” means sums payable to the insured under an insurance policy, including, any gross unearned premiums and any payment on account of loss which results in a reduction of unearned premium with respect to the underlying policy.
“Intellectual Property” has the meaning specified in the Pledge and Security Agreement.
“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of the Closing Date among the Administrative Agent, the Collateral Agent and Bank of America, N.A., as administrative agent and as collateral agent under each of the ABL Facilities, and acknowledged by the Borrowers, Group and the other Loan Parties, as amended, restated, supplemented or otherwise modified or replaced from time to time.

“Interest Period” means, in the case of any Eurodollar Loan, (a) initially, the period commencing on the date such Eurodollar Loan is made or on the date of conversion of a Alternate Base Rate Loan to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in the Notice of Borrowing or Notice of Conversion or Continuation (or, if agreed to by all relevant Lenders, a shorter period or nine months or twelve months) given to the Administrative Agent pursuant to Section 2.2 or Section 2.11, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Loan pursuant to Section 2.11, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter (or, if agreed to by all relevant Lenders, a shorter period or nine months or twelve months), as selected by the Borrowers in the Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.11; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Loans are subject to the following:
(i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;
(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;
(iii) the Borrowers may not select any Interest Period that ends after the Maturity Date;
(iv) the Borrowers may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $10,000,000; and
(v) there shall be outstanding at any one time no more than ten (10) Interest Periods in the aggregate for all Loans.
“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.
“Investment” means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of assets constituting a business conducted by another Person, (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by that Person to any other Person, including all Indebtedness of any other Person to that Person arising from a sale of property by that Person other than in the ordinary course of its business and (d) any Guaranty Obligation incurred by that Person in respect of Indebtedness of any other Person.

“Investment Grade Debt Securities” means any bond, debenture, note or other evidence of indebtedness which is rated at least BBB- (stable) by Standard & Poor’s Rating Services and Baa3 (stable) by Moody’s Investors Service, Inc.
“IRS” means the Internal Revenue Service of the United States or any successor thereto.
“JPMCB” has the meaning specified in the preamble to this Agreement.
“Joint Bookrunners” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc., as joint bookrunners for the credit facilities contemplated by this Agreement.
“Junior Lien Intercreditor Agreement” means a customary intercreditor agreement, in form reasonably acceptable to the Administrative Agent, by and between the Collateral Agent and the collateral agent for one or more classes of Qualifying Junior Lien Secured Debt providing that, inter alia, (i) the Liens securing the Secured Obligations rank prior to the Liens securing the Qualifying Junior Lien Secured Debt, (ii) all amounts received in connection with any enforcement action with respect to any Collateral shall first be applied to repay all Secured Obligations (whether or not allowed in any such proceeding) prior to being applied to the obligations in respect of such Qualifying Junior Lien Secured Debt and (iii) until the repayment of the Obligations in full and termination of commitments hereunder (subject to customary limitations with respect to contingent obligations and other customary qualifications) the Collateral Agent shall have the sole right to take enforcement actions with respect to the Collateral.
“Leases” means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.
“Lenders” means the Lenders having Commitments or Term Loans from time to time or at any time, and each assignee that becomes a party to this Agreement as set forth in Section 10.2.
“Leverage Ratio” means, as of any date, the ratio of (a) the consolidated Financial Covenant Debt of the Borrower and its Subsidiaries on such date minus the lesser of (x) $75,000,000 and (y) the aggregate amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries on such date in excess of $25,000,000 to (b) EBITDA of the Borrower and its Subsidiaries for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date for which financial statements have been delivered pursuant to clause (a) or (b) of Section 5.1, taken as one accounting period.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) providing rate quotations comparable to those currently provided on such page of such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing.
“Loan” means any loan made by any Lender pursuant to this Agreement.
“Loan Documents” means, collectively, this Agreement, the Guaranty, the Collateral Documents, the Intercreditor Agreement, the Junior Lien Intercreditor Agreement (if entered into) and each certificate, agreement or document executed by a Loan Party and delivered to any Facility Agent or any Lender in connection with or pursuant to any of the foregoing.
“Loan Party” means the Borrower, the CK Borrower, the Swimwear Borrower, Group, each Subsidiary Guarantor and each other Domestic Subsidiary of Group that executes and delivers a Loan Document.
“Material Adverse Change” means a material adverse change in any of (a) the business, financial condition, operations or properties of Group and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their respective payment obligations under the Loan Documents or (c) the rights of the Administrative Agent, the Collateral Agent or the Lenders to enforce the Loan Documents.
“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.
“Material Leased Property” means all real estate leasehold properties of any Warnaco Entity other than those with respect to which the aggregate rental payments under the term of the lease in any year are less than $5,000,000.

“Material License” means the license agreements relating to the Calvin Klein trademark with respect to jeans (expiring at the end of its renewal term on December 31, 2044 or December 31, 2046) and the license agreements relating to the Speedo trademark, granted to the Warnaco Entities in perpetuity.
“Material Owned Real Property” means all fee-owned real property of any Loan Party having a fair market value in excess of $5,000,000 as of the Closing Date, or if later, the date of acquisition thereof.
“Maturity Date” means (i) for Term B Loans, the Term B Loan Maturity Date and (ii) for Incremental Term Loans, Extended Term Loans or Replacement Term Loans of any Series, the date specified as the “Maturity Date” for such Loans in the applicable Additional Credit Extension Amendment.
“Mortgage Supporting Documents” means, with respect to a Mortgage for a parcel of Material Owned Real Property, each of the following:
(a) (i) a mortgagee’s title policy (or policies) or marked-up unconditional binder (or binders) for such insurance (or other evidence reasonably acceptable to the Administrative Agent proving ownership thereof) (“Mortgagee’s Title Insurance Policy”), dated a date reasonably satisfactory to the Administrative Agent, and shall (A) be in an amount not less than the appraised value (determined by references to the applicable Appraisals or, if no such Appraisals are available, by other means reasonably acceptable to the Administrative Agent) of such parcel of Real Property, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid perfected Lien on such parcel of Real Property having at least the priorities described in Section 4.20 of this Agreement, the Intercreditor Agreement and the Collateral Documents, free and clear of all defects and encumbrances, except for Liens permitted under Section 7.2 and such other Liens as the Administrative Agent may reasonably approve, (D) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy — 2006 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent), (F) contain a comprehensive lender’s endorsement (including, but not limited to, a floating rate endorsement), (G) be issued by Chicago Title Insurance Company, First American Title Insurance Company, Lawyers Title Insurance Corporation, Stewart Title Company or any other title company reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers) and (H) be otherwise in form and substance reasonably satisfactory to the Administrative Agent and (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies) in each case in form and substance reasonably satisfactory to the Administrative Agent or as recorded in the title records;

(b) if requested by the Administrative Agent, maps or plats of a current as-built survey of such parcel of Real Property certified to and received by (in a manner reasonably satisfactory to each of them) the Administrative Agent and the title insurance company issuing the Mortgagee’s Title Insurance Policy for such Mortgage, dated a date reasonably satisfactory to the Administrative Agent and such title insurance company, by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and such title insurance company, which maps or plats and the surveys on which they are based shall be made in form and substance reasonably satisfactory to the Administrative Agent;
(c) an opinion of counsel in each state in which any such Mortgage is to be recorded in form and substance and from counsel reasonably satisfactory to the Administrative Agent; and
(d) such other agreements, documents and instruments in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent deems reasonably necessary or appropriate to create, register or otherwise perfect, maintain, evidence the existence, substance, form or validity of, or enforce a valid and enforceable Lien on such parcel of Real Property in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law) having the priorities described in Section 4.20 of this Agreement, the Intercreditor Agreement and the Collateral Documents and subject only to (A) Liens permitted under Section 7.2 and (B) such other Liens as the Administrative Agent may reasonably approve;
(e) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Material Owned Real Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrowers and each Loan Party relating thereto); and
(f) a copy of, or a certificate as to coverage under, and a declaration page relating to, the insurance policies required by Section 6.5 (including, without limitation, flood insurance policies, if required) and the applicable provisions of the Security Documents, each of which (i) shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable or mortgagee endorsement (as applicable) or a loss-payee letter, (ii) shall name the Collateral Agent, on behalf of the Secured Parties, as additional insured, (iii) in the case of flood insurance, shall (a) identify the addresses of each property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (c) provide that the insurer will give the Collateral Agent 30 days written notice of cancellation or non-renewal and (iv) shall be otherwise in form and substance satisfactory to the Administrative Agent.
“Mortgagee’s Title Insurance Policy” has the meaning specified in the definition of Mortgage Supporting Documents.
“Mortgages” means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by a Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Group, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.
“Net Cash Proceeds” means, with respect to any event, the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received and (ii) in the case of a Property Loss Event, insurance proceeds, condemnation awards and similar payments, in each case net of (1) all fees and out-of-pocket fees and expenses (including appraisals and brokerage, legal, title and recording or transfer tax expenses, underwriting discounts and commissions) paid by Group or any Subsidiary to third parties in connection with such event, and (2) in the case of an Asset Sale or Property Loss Event, the amount of all payments required to be made by any Loan Party or any of their respective Subsidiaries as a result of such event to repay (or to establish an escrow for the repayment of) any Indebtedness (other than the Obligations) secured by a Lien permitted by Section 7.2 on the assets disposed of that is senior to the Lien of the Collateral Agent or on which the Collateral Agent does not have a Lien.
“Non-Consenting Lender” has the meaning assigned to such term by Section 2.17(b).
“Non-U.S. Lender” means each Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.
“Note” means any promissory note of the Borrowers substantially in the form of Exhibit D (in the case of Term B Loans) or in other form reasonably satisfactory to the Administrative Agent, payable to the applicable Lender, evidencing the Term Loan(s) made by such Lender to the Borrowers.
“Notice of Borrowing” means a request by the Borrowers substantially in the form of Exhibit B.
“Notice of Conversion or Continuation” has the meaning specified in Section 2.11(b).
“NPL” means the National Priorities List under CERCLA.
“Obligations” means the Loans and all other amounts and obligations owing by the Borrowers to any Facility Agent, any Lender, an Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, loan, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired (and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under the Bankruptcy Code or any other federal, foreign or state debtor relief or insolvency proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding) and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all interest, charges, expenses, fees, attorneys’ fees and disbursements and other sums chargeable to the Borrowers under this Agreement or any other Loan Document.

“OFAC” has the meaning specified in Section 10.2(e).
“Other Taxes” has the meaning specified in Section 2.16(b).
“Participant Register” has the meaning specified in Section 10.2(c).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.
“Permitted Acquisition” means the purchase or other acquisition of all or substantially all of the property and assets or businesses of any Person or of assets constituting a business unit, line of business or division of such Person, or equity interests in a Person that, upon the consummation thereof, will be a Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that the following conditions are satisfied to the extent applicable:
(a) each applicable Loan Party and any such newly created or acquired Domestic Subsidiary shall comply with the requirements of Section 6.11 within 30 days after the closing of such Permitted Acquisition (or such later time as may be agreed by the Administrative Agent);
(b) the acquired property, business or Person is in a business (or in the case of property, is useful in a business) permitted under Section 7.8;
(c) at the time of and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing; and
(d) with respect to any purchase or other acquisition involving consideration in excess of $25,000,000, the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this definition have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition (or within 30 days after the closing of such Permitted Acquisition (or such later time as may be agreed by the Administrative Agent)).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.
“Pledge and Security Agreement” means a pledge and security agreement, in substantially the form of Exhibit G, executed by the Borrowers and each Guarantor.
“Pledged Debt Instruments” has the meaning specified in the Pledge and Security Agreement.
“Pledged Stock” has the meaning specified in the Pledge and Security Agreement.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” means, with respect to any calculation of the Borrowing Base, the Consolidated Interest Coverage Ratio, the Leverage Ratio or the Secured Leverage Ratio, that such calculation shall be made (i) in the case of balance sheet items, on a pro forma basis, giving effect to each Specified Transaction occurring on the date of determination or following the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b) (the “Most Recent Balance Sheet Date”) and prior to such date of determination as though each such transaction had occurred on the Most Recent Balance Sheet Date and (ii) in the case of income statement items, on a pro forma basis, giving effect to each Specified Transaction occurring on the date of determination or since the beginning of the four Fiscal Quarter period ending on the Most Recent Balance Sheet Date (the “Four Quarter Period”) and prior to such date of determination as though each such Specified Transaction had occurred on the first day of the Four Quarter Period and, in each case, giving effect to only such adjustments as are (x) consistent with Regulation S-X under the Securities Act of 1933, as amended, or (y) in the case of any Permitted Acquisition or Asset Sale, (A) expected in good faith by the Borrower to (I) result from specifically identified actions to be taken within 12 months after the consummation of the Specified Transaction and (II) have a continuing impact on the financial results of Group and its Subsidiaries and (B) set forth in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent no later than the date any such adjustment is made in any such calculation; provided that the aggregate amount of pro forma cost reductions included in any determination of EBITDA for any four Fiscal Quarter Period pursuant to this clause (y) shall not exceed 15% of EBITDA for such period (for this purpose, determined on a Pro Forma Basis but without regard to this clause (y)).
“Projections” means those financial projections dated June 2, 2011 covering the fiscal years ending in 2011 through 2015 inclusive, delivered to the Lenders by Group prior to the Closing Date.

“Property Loss Event” means any loss of or damage to property of Group or any Subsidiary thereof that results in the receipt by such Person of proceeds of insurance in excess of $2,000,000 or any taking of property of Group or any Subsidiary thereof that results in the receipt by such Person of a compensation payment in respect thereof in excess of $2,000,000.
“Qualifying Debt” means any Indebtedness no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is 91 days after the Term B Loan Maturity Date (it being understood that any required offer to purchase such Indebtedness as a result of a change of control, asset sale or from proceeds of Refinancing Indebtedness pursuant to customary provisions (as determined in good faith by the Borrower) shall not violate the foregoing restriction); provided that such Indebtedness may have an initial maturity that is earlier than 91 days after the Term B Loan Maturity Date so long as such Indebtedness automatically converts to Indebtedness maturing at least 91 days after the Term B Loan Maturity Date subject only to the condition that no payment event of default or bankruptcy (with respect to the Borrower) event of default exists on the initial maturity date.
“Qualifying Junior Lien Secured Debt” means Qualifying Debt that is (i) secured by Liens on Collateral (but not any other assets of any Loan Party) or (ii) secured by Liens on assets of any Warnaco Entity that is not a Loan Party; provided that, in the case of clause (i) only, the representative for the holders of such Qualifying Debt is subject to the terms of an intercreditor agreement as obligations secured by Liens ranking junior to the Liens securing the Obligations, in an aggregate amount, when aggregated with the amount of Refinancing Indebtedness in respect thereof, not to exceed $75,000,000.
“Ratable Portion” means with respect to any Lender at any time, the percentage obtained by dividing the principal amount of the Loans held by such Lender by the principal amount of Loans held by all Lenders; provided that if the Loans shall have been repaid in full, the Ratable Portion of each Lender shall be determined immediately prior to giving effect to such repayment.
“Real Property” means all of those plots, pieces or parcels of land now owned or leased or hereafter acquired or leased by Group or any of its Subsidiaries (the “Land”), together with the right, title and interest of any Warnaco Entity, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.
“Refinanced Indebtedness” has the meaning specified in Section 7.1(f).

“Refinancing Debt” means Qualifying Debt that is issued for cash consideration and that is designated by a Responsible Officer of the Borrower as “Refinancing Debt” on or prior to the date such Qualifying Debt is issued.
“Refinancing Indebtedness” has the meaning specified in Section 7.1(f).
“Refinancing Term Loans” means Incremental Term Loans that are designated as Refinancing Term Loans in the applicable Additional Credit Extension Amendment.
“Register” has the meaning specified in Section 10.2(b).
“Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned or leased by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.
“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.
“Replacement Term Loans” has the meaning specified in Section 10.1.
“Required Prepayment Date” has the meaning specified in Section 2.9(e).
“Requirement of Law” means, with respect to any Person, the common and civil law and all federal, state, provincial, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Requisite Lenders” means, at any time, Lenders having Commitments aggregating more than 50% of the Total Commitments, or following the Closing Date, Lenders whose percentage of the outstanding Term Loans aggregate more than 50% of all such Term Loans.
“Responsible Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.
“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalent of Group or any of its Subsidiaries now or hereafter outstanding and (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalent of Group or any of its Subsidiaries now or hereafter outstanding.

“Sale and Leaseback Transaction” means, with respect to any Person, any direct or indirect arrangement pursuant to which assets of such Person are sold or transferred by such Person or a Subsidiary of such Person and are thereafter leased back from the purchaser thereof by such Person or one of its Subsidiaries; provided, however, any sale and leaseback of assets that were purchased in connection with a proposed lease financing transaction by such Person within 90 days of such sale and leaseback transaction shall not constitute a “Sale and Leaseback Transaction.”
“Secured Leverage Ratio” means, as of any date, the Leverage Ratio as of such date but excluding from the numerator thereof all Indebtedness (other than Capital Lease Obligations) that is not secured by a Lien on any asset of Group or any of its Subsidiaries.
“Secured Obligations” means, (a) in the case of the Borrowers, the Obligations, (b) in the case of each Guarantor, the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party, and (c) in the case of each Loan Party, (i) the obligations of any Loan Party under any Hedging Contract entered into with any Agent, Lender or any Affiliate of any thereof (or any Person that was an Agent, Lender or Affiliate at the time such Hedging Contract was entered into) and (ii) any Cash Management Obligations owing by any Loan Party to any Agent, Lender or any Affiliate of any thereof (or any Person that was an Agent, Lender or Affiliate at the time such Cash Management Obligations arose).
“Secured Parties” means the Lenders, the Administrative Agent, the Collateral Agent, each of their respective successors and assigns, and any other holder of any Secured Obligation or of any other obligations under the Loan Documents, including the beneficiaries of each indemnification obligation undertaken by any of the Loan Parties and the Facility Agents.
“Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.
“Series” means, with respect to any Extended Term Loans, Incremental Term Loans or Replacement Term Loans, all such Term Loans established pursuant to a single Additional Credit Extension Amendment and having the same economic terms and amortization schedule.
“Solvent” means, with respect to any Person as of any date of determination, that, as of such date, (a) the value of the assets of such Person (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Indebtedness” means (i) any Qualifying Debt, (ii) any Subordinated Indebtedness and (iii) any Refinancing Indebtedness of any of the foregoing Indebtedness.
“Specified Transaction” means (i) any Permitted Acquisition, Investment or Asset Sale, in any case, involving consideration in excess of $10,000,000, (ii) any Restricted Payment pursuant to Section 7.5(d), (iii) any incurrence or repayment of Indebtedness other than borrowings under the ABL Facilities in the ordinary course of business and (iv) any other event that is expressly required to be given effect to on a Pro Forma Basis pursuant to any provision of this Agreement.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Stock” means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.
“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
“Subordinated Indebtedness” means Indebtedness of a Loan Party that is expressly subordinated in right of payment to the Obligations.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, trust or estate or other business entity of which an aggregate of more than 50% of (a) the outstanding Voting Stock, (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is in any case, at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“Subsidiary Guarantor” means each Domestic Subsidiary of Group party to or that becomes party to the Guaranty.

“Swimwear Borrower” has the meaning specified in the preamble to this Agreement
“Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary United States tax returns.
“Tax Return” has the meaning specified in Section 4.8(a).
“Taxes” has the meaning specified in Section 2.16(a).
“Term B Loan” has the meaning specified in Section 2.1.
“Term B Loan Maturity Date” means June 17, 2018.
“Term Loans” means Term B Loans, Incremental Term Loans, Extended Term Loans and Replacement Term Loans.
“Title IV Plan” means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which Group, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).
“Total Commitments” means the aggregate of the Commitments of all Lenders. On the Closing Date, the Total Commitments are $200,000,000.
“Type,” when used in reference to any Term Loan or Borrowing, refers to whether the rate of interest on such Term Loan, or on the Term Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate, as applicable.
“UCC” has the meaning specified in the Pledge and Security Agreement.
“Unfunded Pension Liability” means, with respect to Group at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date, (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by Group, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction and (d) with respect to each Foreign Plan, the amount, if any, by which the present value of all benefit obligations under such plan exceed the fair market value of assets attributable to such plan (determined for the most recent valuation date for such plan using the actuarial assumptions in effect for such plan set forth in the actuarial valuation report).

“U.S. Lender” means each Lender and each Agent that is a United States person as defined in Section 7701(a)(30) of the Code.
“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
“Waivable Mandatory Prepayment” has the meaning specified in Section 2.9(e).
“Warnaco Entity” means Group or any Subsidiary thereof.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required payment of principal including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.
“Wholly Owned Subsidiary” means any Subsidiary of Group, all of the Stock of which (other than director’s qualifying shares or such other de minimus portion thereof to the extent required by law) is owned by Group, either directly or indirectly through one or more Wholly Owned Subsidiaries.
“Withdrawal Liability” means, with respect to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.
“Yield” for any Indebtedness on any date of determination will be the internal rate of return on such Indebtedness determined by the Administrative Agent utilizing (a) in the case of floating rate Indebtedness, any “LIBOR floor” applicable to such Indebtedness on such date; (b) the stated interest rate or interest margin for such Indebtedness on such date; and (c) the issue price of such Indebtedness (after giving effect to any original issue discount or upfront fees paid to the market in respect of such Indebtedness equated to interest margin based on an assumed four year weighted average life).
Section 1.2 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

Section 1.3 Accounting Terms and Principles.
(a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with Agreement Accounting Principles and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with Agreement Accounting Principles.
(b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 5.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or the International Accounting Standards Board, in the case of the IFRS) (or any successors thereto) and such change is adopted by the Borrower or Group with the agreement of its independent public accountants and results in a change in any of the calculations of the Borrowing Base, Leverage Ratio, Secured Leverage Ratio, Consolidated Interest Coverage Ratio, Available Amount or Excess Cash Flow, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that such ratio or amount shall be the same after such change as if such change had not been made; provided, however, that no change in Agreement Accounting Principles that would affect a calculation of any such ratio or amount shall be given effect for purposes of calculating any such ratio or amount until such provisions are amended to reflect such changes in Agreement Accounting Principles.
(c) All calculations of the Borrowing Base, Leverage Ratio, Secured Leverage Ratio and Consolidated Interest Coverage Ratio shall be made on a Pro Forma Basis.
(d) Notwithstanding any other provision contained herein to the contrary, (i) the definitions set forth in the Loan Documents and any financial calculations required by the Loan Documents shall be computed to exclude any change to lease accounting rules from those in effect pursuant to Financial Accounting Standards Board Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on the Closing Date and (ii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Group or any of its Subsidiaries at “fair value,” as defined therein.
Section 1.4 Conversion of Foreign Currencies. Financial Covenant Debt denominated in any currency other than Dollars shall be calculated using the Dollar Equivalent thereof as of the date of the Financial Statements on which such Financial Covenant Debt is reflected.
Section 1.5 Certain Terms.
(a) The words “herein,” “hereof” and “hereunder” and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.
(b) Unless otherwise indicated, references in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

(c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. Unless the context requires otherwise, all references in this Agreement to any agreement shall be to such agreement as amended, restated, supplemented or modified from time to time.
(d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.
(e) The term “including” when used in any Loan Document means “including without limitation,” except when used in the computation of time periods.
(f) The terms “Lender” and “Agent” include their respective successors.
(g) Upon the appointment of any successor Facility Agent pursuant to Section 9.6, references to JPMCB in Section 2.13, Article IX and in the definition of Prime Rate, to the extent applicable to such Facility Agent, shall be deemed to refer to the financial institution then acting as such Facility Agent or one of its Affiliates if it so designates.
(h) Terms not otherwise defined herein and defined in the UCC are used herein with the meanings specified in the UCC.
Section 1.6 Joint and Several Liability of Borrowers for Obligations. All Term Loans made hereunder are made to or for the mutual benefit, directly and indirectly, of the Borrowers, collectively, and in consideration of the agreement of each of the Borrower, the CK Borrower and the Swimwear Borrower to accept joint and several liability for the Obligations. Each of the Borrower, the CK Borrower and the Swimwear Borrower jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several and direct and primary liability for the full payment when due and performance of all Obligations and each of the Borrower, CK Borrower and the Swimwear Borrower agrees that such liability is independent of the duties, obligations and liabilities of each of the joint and several Borrowers. In furtherance of the foregoing, each of the Borrower, the CK Borrower and the Swimwear Borrower, jointly and severally, absolutely and unconditionally guarantees to the Administrative Agent, the Collateral Agent, the Lenders and the other Secured Parties the full payment and performance when due of all the Obligations.
Section 1.7 Borrower Representative The Swimwear Borrower and the CK Borrower hereby each appoint the Borrower as “Borrower Representative” hereunder and each hereby agrees that any notice required to be provided to or by the Borrower hereunder may be provided solely to or by the Borrower on behalf of each of the Borrowers.

ARTICLE II
THE TERM LOAN FACILITIES
Section 2.1 The Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a loan (each, a “Term B Loan”) to the Borrowers in Dollars on the Closing Date in an amount equal to the Commitment of such Lender. Any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. Each Lender’s Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term B Loan. The Term B Loans may from time to time be Eurodollar Loans or Alternate Base Rate Loans, as determined by the Borrowers and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.
Section 2.2 Borrowing Procedures.
(a) The Borrowers shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, (x) three Business Days prior to the anticipated Closing Date in the case of Eurodollar Loans or (y) one Business Day prior to the Closing Date, in the case of Alternate Base Rate Loans) requesting that the Lenders make the Term B Loans on the Closing Date and specifying the amount to be borrowed and whether the Term B Loans will initially be Eurodollar Loans or Alternate Base Rate Loans (and, if Eurodollar Loans, the Interest Period for such Loans). Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent an amount in immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders equal to the Term B Loan to be made by such Lender. The Administrative Agent shall credit the account of the Borrowers on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.
(b) Except as set forth in Section 2.11 and Section 2.14, Term Loans shall be either Alternate Base Rate Loans or Eurodollar Loans as the Borrowers may request (which request shall substantially be made in the form attached hereto as Exhibit B) subject to and in accordance with this Section 2.2. Each Lender may fulfill its Commitment with respect to any Term B Loan by causing any lending office of such Lender to make such Term B Loan; provided, however, that any such use of a lending office shall not affect the obligation of the Borrowers to repay such Term B Loan in accordance with the terms hereof. Each Lender shall, subject to its overall policy considerations, use reasonable efforts to select a lending office which will not result in the payment of increased costs by the Borrowers. Subject to the other provisions of this Section 2.2 and the provisions of Section 2.14, Borrowings of Term Loans of more than one Type may be incurred at the same time, but in any event no more than ten (10) Borrowings of Eurodollar Loans may be outstanding at any time.
(c) The procedures for the funding of Incremental Term Loans shall be as set forth in the applicable Additional Credit Extension Amendment.

Section 2.3 Repayment of Loans.
(a) The principal amount of the Term B Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) of 0.25% of the original aggregate principal amount thereof (to be decreased in accordance with Section 2.8(a) and Section 2.9(d) in the event of any prepayments of the Term Loans made hereunder), each on the last day of each Fiscal Quarter (each, an “Installment Date”) commencing on September 30, 2011, with the entire remaining unpaid balance due on the Maturity Date of the Term B Loans; provided that on any date on which Term B Loans are converted to Extended Term Loans pursuant to Section 2.6, the amount of each then remaining Installment shall be reduced by multiplying such Installment by a fraction, the numerator of which is the principal amount of Term B Loans immediately after giving effect to such conversion and the denominator of which is the aggregate principal amount of Term B Loans outstanding immediately prior to such conversion.
(b) The principal amount of each Incremental Term Loan of any Series shall amortize as provided in the applicable Incremental Term Loan Amendment.
(c) The principal amount of the Extended Term Loans of any Series shall amortize as provided in the applicable Extended Term Loan Amendment.
Section 2.4 Evidence of Debt.
(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(b) The Administrative Agent shall establish and maintain a Register pursuant to Section 10.2(b) and accounts therein in accordance with its usual practice in which it will record (i) the amount of each applicable Loan made and, if a Eurodollar Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender’s share thereof, if applicable.
(c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.
(d) Upon the request of any Lender, the Term Loans made by such Lender shall be evidenced by a Note duly executed by the Borrowers.

Section 2.5 Incremental Term Loans.
(a) The Borrowers may by written notice to the Administrative Agent elect to request the establishment of one or more additional Classes of Term Loans denominated in Dollars under this Agreement (“Incremental Term Loans”). Each such notice shall specify the date (each, an “Incremental Effective Date”) on which the Borrowers propose that the Incremental Term Loans shall be made, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:
(A) before and after giving effect to the borrowing of such Incremental Term Loans on the Incremental Effective Date no Default shall have occurred and be continuing;
(B) the Weighted Average Life to Maturity and Maturity Date of such Incremental Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of the Term B Loans and the Term B Loan Maturity Date (as extended as of such Incremental Effective Date, if applicable);
(C) the Applicable Margins for the Incremental Term Loans shall be determined by the Borrowers and the Lenders of the Incremental Term Loans;
(D) all other terms applicable to such Incremental Term Loans (other than provisions relating to original issue discount, upfront fees, interest rates and other pricing matters, amortization, Maturity Date, mandatory prepayments (which shall be no more restrictive than the terms of the Term B Loans), in each case, which shall be as agreed between the Borrowers and the Incremental Term Lenders providing such Incremental Term Loans subject to the proviso contained in the definition of Applicable Margin and clauses (A) and (B) above), shall be substantially similar to the terms applicable to the then outstanding Term B Loans except to the extent such covenants and other terms apply solely to any period after the Term B Loan Maturity Date;
(E) as of the date of the incurrence thereof, the aggregate principal amount of Incremental Term Loans (other than Refinancing Term Loans) borrowed following the Closing Date shall not exceed the greater of (x) the sum of $100,000,000 plus the aggregate principal amount of Term Loans that have been prepaid pursuant to Section 2.8 prior to such date and (y) such greater amount as, on a Pro Forma Basis, would not cause the Secured Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(a) or (b) to exceed 2.00 to 1.00; and
(F) the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Incremental Term Loans are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Collateral Agent.

(b) The Borrowers may approach any Lender or any other Person that would be a permitted assignee pursuant to Section 10.2 to provide all or a portion of the Incremental Term Loans (a “Incremental Term Lender”); provided that any Lender offered or approached to provide all or a portion of the Incremental Term Loans may elect or decline, in its sole discretion, to provide an Incremental Term Loan and each Incremental Term Lender shall be subject to the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed). Any Incremental Term Loans shall be designated a series (a “Series”) of Incremental Term Loans for all purposes of this Agreement; provided that, subject to the limitations set forth in clause (a) above, any Incremental Term Loans may, to the extent provided in the applicable Additional Credit Extension Amendment, be designated as an increase in any previously established Class of Term Loans.
(c) The Incremental Term Loans and amendments to the Collateral Documents shall be established pursuant to an Additional Credit Extension Amendment which shall be binding on the Lenders, the Loan Parties and the other parties hereto.
Section 2.6 Extended Term Loans.
The Borrowers may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.6. In order to establish any Extended Term Loans, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the Existing Term Loan Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall be consistent with the Term Loans under the Existing Term Loan Class from which such Extended Term Loans are to be converted except that:
(A) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Class to the extent provided in the applicable Additional Credit Extension Amendment;
(B) the interest margins with respect to the Extended Term Loans may be different than the interest margins for the Term Loans of such Existing Term Loan Class and upfront fees may be paid to the Extending Term Lenders to the extent provided in the applicable Additional Credit Extension Amendment;
(C) the applicable Additional Credit Extension Amendment relating to such Extended Term Loans may provide for other covenants and terms that apply after the latest Maturity Date of any Class of Term Loans outstanding on the effective date of the Additional Credit Extension Amendment immediately prior to the establishment of such Extended Term Loans; and

(D) (i) no Extended Term Loans may be optionally prepaid prior to the date on which the Term Loans under the Existing Term Loan Class from which they were converted are repaid in full unless such optional prepayment is accompanied by a pro rata optional prepayment of the Term Loans under such Existing Term Loan Class and (ii) to the extent provided in the applicable Additional Credit Extension Amendment, any Series of Extended Term Loans may participate on a pro rata basis or less than pro rata basis in any mandatory prepayment pursuant to Section 2.9.
(b) Any Extended Term Loans converted pursuant to any Extension Request shall be designated a Series of Extended Term Loans for all purposes of this Agreement.
(c) The Borrowers shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the applicable Existing Term Loan Class are requested to respond (or such shorter period as may be agreed by the Administrative Agent). No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Class converted into Extended Term Loans pursuant to any Extension Request. Any Lender wishing to have all or a portion of its Term Loans under the Existing Term Loan Class subject to such Extension Request (such Lender an “Extending Term Lender”) converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Class which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements reasonably imposed by the Administrative Agent and acceptable to the Borrowers). In the event that the aggregate amount of Term Loans under the Existing Term Loan Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to an Extension Request, Term Loans of the Existing Term Loan Class subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis (subject to such reasonable allocation based on the amount of Term Loans included in each such Extension Election). No consent of any Lender or any Facility Agent shall be required to effectuate any Extension Request other than the consent of each Lender agreeing to such Extension Request with respect to one or more of its Term Loans.
(d) Extended Term Loans shall be established pursuant to an Additional Credit Extension Amendment which shall be binding on the Lenders, the Loan Parties and the other parties hereto. In connection with any Additional Credit Extension Amendment, the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender other than those consents provided pursuant to this Agreement) in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Collateral Agent. Any Extended Term Loans incurred by the Borrowers pursuant to this Section 2.6 shall not constitute optional or mandatory prepayments for purposes of Sections 2.8 and 2.9, respectively.

Section 2.7 Reserved.
Section 2.8 Optional Prepayments.
(a) The Borrowers shall have the right at any time and from time to time to prepay without premium (except as provided in Section 2.12(b)) or penalty outstanding Term Loans of any Class in whole or in part, (x) with respect to Eurodollar Loans, upon at least three (3) Business Days’ prior written, telex or facsimile notice to the Administrative Agent, prior to 12:00 noon, and (y) with respect to Alternate Base Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 12:00 noon, subject in each case to the following limitations:
(A) No prepayment of any Extended Term Loans of any Series shall be permitted pursuant to this Section 2.8 so long as any Term Loans of any Existing Term Loan Class from which such Extended Term Loans were converted remain outstanding unless such prepayment is accompanied by a pro rata (or greater proportionate) prepayment of Term Loans of such Existing Term Loan Class;
(B) All prepayments shall be applied to reduce scheduled remaining installments on the applicable Term Loans as directed by the Borrowers and within each Class of Term Loans, shall be applied to the repayment of each Lender’s Term Loans of such Class on a pro rata basis;
(C) Subject to the foregoing, outstanding Alternate Base Rate Loans of any Class shall be prepaid before outstanding Eurodollar Loans of such Class are prepaid (except as otherwise directed by the Borrowers). Each partial prepayment of Eurodollar Loans shall be in an integral multiple of $1,000,000 (but in no event less than $5,000,000), or such lesser amount if all such outstanding Eurodollar Loans are being prepaid in full; and
(D) Each notice of prepayment shall specify the prepayment date, the principal amount, Type and Class of Term Loans to be prepaid and, in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which such Term Loans were made. Any notice of prepayment may be condition on the consummation of any refinancing transaction. The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each applicable Lender of the principal amount, Type and Class of Term Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
(b) Notwithstanding anything to the contrary in Section 2.8(a) (which provisions shall not be applicable to this Section 2.8(b)), the Borrowers shall have the right at any time and from time to time to prepay Term Loans from Lenders electing to participate in such prepayments at a discount to the par value of such Term Loans and on a non-pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to offer procedures to be mutually agreed between the Borrowers and the Administrative Agent, provided that no Discounted Voluntary Prepayment shall be made unless (A) immediately after giving effect to such Discounted Voluntary Prepayment, (i) no Default or Event of Default has occurred and is continuing and (ii) at the time of such Discounted Voluntary Prepayment and immediately after giving effect thereto, Group and its Subsidiaries shall have unrestricted cash and Cash Equivalents and unused commitments under the ABL Facilities in the aggregate of not less than $60,000,000, (B) any Discounted Voluntary Prepayment shall be offered to all Lenders with Term Loans on a pro rata basis and (C) the Borrowers on the date such Discounted Voluntary Prepayment is made shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment and (2) each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.8(b) has been satisfied or waived.

(c) Whenever any partial prepayment of Term Loans are to be applied to Eurodollar Loans of any Class, such Eurodollar Loans shall be prepaid in the chronological order of their Installment Dates or as the Borrowers may otherwise designate in writing.
Section 2.9 Mandatory Prepayment. The outstanding Term Loans shall be subject to prepayment as follows:
(a) (i) If Group or any of its Subsidiaries receives any Net Cash Proceeds from any Asset Sale described in Section 7.4(b) or Section 7.4(j) or any Property Loss Event, the Borrowers shall apply an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.9(d) on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds; provided that no such prepayment shall be required pursuant to this Section 2.9(a) with respect to such Net Cash Proceeds (w) that Group or any Subsidiary shall reinvest in accordance with Section 2.9(a)(ii), (x) that constitute Net Cash Proceeds attributable to ABL Priority Collateral, (y) to the extent the aggregate amount of such Net Cash Proceeds received during any Fiscal Year is less than $10,000,000 or (z) that are attributable to any Foreign Subsidiary to the extent the Borrowers have determined in good faith that the repatriation of such Net Cash Proceeds would result in adverse tax consequences to Group or any of its Subsidiaries; and
(ii) With respect to any Net Cash Proceeds realized or received with respect to any Asset Sale or Property Loss Event which are required to be applied for repayments pursuant to Section 2.9(a)(i), at the option of the Borrowers, the Borrowers or any Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets useful in the Borrowers’ or a Subsidiary’s business (including, without limitation, for the consummation of a Permitted Acquisition) within (x) 12 months following receipt of such Net Cash Proceeds or (y) if the Borrowers or a Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within 12 months following receipt thereof, within six months following the last day of such twelve month period; provided that any such Net Cash Proceeds that are not so reinvested within the applicable time period set forth above shall be applied as set forth in Section 2.9(a)(i) (without regard to clause (w) of the proviso thereto) within five Business Days after the end of the applicable time period set forth above.
(b) If on any date Group or any of its Subsidiaries shall have received Net Cash Proceeds from any Refinancing Term Loans, Refinancing Debt or Indebtedness of Group or any of its Subsidiaries that is not permitted under Section 7.1, the Borrowers shall apply an amount equal to 100% of such Net Proceeds within three Business Days after such date toward the prepayment of Term Loans as set forth in Section 2.9(d); and

(c) If, for any Fiscal Year of the Borrowers commencing with the Fiscal Year ending December 29, 2012, there shall be Excess Cash Flow, the Borrowers shall, on the relevant Excess Cash Flow Application Date (as defined below), apply an amount, if positive, equal to the excess of (i) the ECF Percentage of such Excess Cash Flow minus (ii) the principal amount of Term Loans optionally prepaid pursuant to Section 2.8 during such Fiscal Year toward the prepayment of the Term Loans as set forth in Section 2.9(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than June 30 of such Fiscal Year; provided that to the extent any amount of Excess Cash Flow would otherwise be required to be applied pursuant to this Section 2.9(c) and the Borrower determines in good faith that such amount would not have been required to be applied but for amounts attributable to Foreign Subsidiaries and that the repatriation of funds from such Foreign Subsidiaries in an amount sufficient to fund such portion of such required payment would result in adverse tax consequences to Group or any of its Subsidiaries, then such amount shall not be required to be applied to such prepayment pursuant to this clause (c);
(d) Except to the extent that any Additional Credit Extension Amendment with respect to any Series of Term Loans provides that such Series of Term Loans shall participate on a less than pro rata basis with the Term Loans of any other specified Class and except as provided in clause (e) below, any prepayment of any Term Loans pursuant to Section 2.9(a) through (c) above shall be applied to repay Term Loans of each then outstanding Class on a pro rata basis. Any prepayment of any Class of Term Loans in accordance with the foregoing shall be applied first, to the remaining scheduled installments of principal of such Term Loans pursuant to Section 2.3 that are due within 24 months of such prepayment and thereafter to the remaining scheduled installments of principal of the Term Loans of such Class on a pro rata basis. Subject to the foregoing, outstanding Alternate Base Rate Loans of any Class shall be prepaid before outstanding Eurodollar Loans of such Class are prepaid;
(e) Anything contained herein to the contrary notwithstanding, so long as any Term Loans are outstanding, in the event the Borrowers are required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans pursuant to clause (a) or (c) of this Section 2.9, not less than five Business Days prior to the date (the “Required Prepayment Date”) on which the Borrowers are required to make such Waivable Mandatory Prepayment, the Borrowers shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s pro rata share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount; provided, however, that no Lender shall have the option to refuse the amount of any Waivable Mandatory Prepayment without the prior written consent of the Borrowers. Each such Lender may exercise such option by giving written notice to the Borrowers and Administrative Agent of its election to do so on or before the third (3rd) Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Borrowers and the Administrative Agent of its election to exercise such option on or before the third (3rd) Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Borrowers shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied and/or retained (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled installments of principal of the Term Loans in accordance with Section 2.9(d)), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option (the “Declined Amount”), which Declined Amount shall be retained by the Borrowers.

Section 2.10 Interest.
(a) Rate of Interest. All Loans shall bear interest on the unpaid principal amount thereof from the date such Loans are made until paid in full, except as otherwise provided in Section 2.10(c), as follows:
(i) if an Alternate Base Rate Loan, at a rate per annum equal to the sum of (A) the Alternate Base Rate as in effect from time to time and (B) the Applicable Margin for such Loans; and
(ii) if a Eurodollar Loan, at a rate per annum equal to the sum of (A) the Adjusted LIBO Rate determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Interest Period.
(b) Interest Payments. Interest accrued:
(i) on each Alternate Base Rate Loan shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Alternate Base Rate Loan, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Alternate Base Rate Loan; and
(ii) on each Eurodollar Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Loan;
(c) Default Interest. Notwithstanding the rates of interest specified in Section 2.10(a) or elsewhere herein, the past due principal balance of any Loan and the amount of all other past due Obligations shall bear interest at a rate which is two percent per annum in excess of the rate of interest applicable to such Loans from time to time, or, with respect to such past due Obligations, the rate of interest applicable to Alternate Base Rate Loans. Default interest under this clause (c) shall be payable on demand by the Administrative Agent or the Requisite Lenders.

Section 2.11 Conversion/Continuation Option.
(a) The Borrowers may elect (i) on any Business Day to convert Alternate Base Rate Loans of any Class or any portion thereof to Eurodollar Loans, or (ii) at the end of any applicable Interest Period, to convert Eurodollar Loans of any Class or any portion thereof into Alternate Base Rate Loans or to continue such Eurodollar Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender on a pro rata basis based on the respective principal amounts of the Loans of the applicable Class held by each Lender in accordance with such Lender’s Ratable Portion.
(b) Each such election shall be in substantially the form of Exhibit C hereto (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least three (3) Business Days’ prior written notice specifying (i) the amount, Class and Type of Loan being converted or continued, (ii) in the case of a conversion to or a continuation of Eurodollar Loans, the applicable Interest Period, and (iii) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Loans, shall also be the last day of the applicable Interest Period). The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein.
(c) Notwithstanding the foregoing, no conversion in whole or in part of Alternate Base Rate Loans to Eurodollar Loans, and no continuation in whole or in part of Eurodollar Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, would violate any of the provisions of Section 2.14.
(d) If, within the time period required under the terms of this Section 2.11, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrowers containing a permitted election to continue any Loan that is a Eurodollar Loan for an additional Interest Period or to convert any such Loan, then, upon the expiration of the applicable Interest Period, such Loan will be automatically converted to a Alternate Base Rate Loan.
(e) Each Notice of Conversion or Continuation shall be irrevocable.
Section 2.12 Fees.
(a) The Borrowers shall pay to the Agents, for their respective accounts, such fees in the amounts and at the times separately agreed upon between the Borrowers and the Agents.
(b) In the event that, at any time on or prior to the first anniversary of the Closing Date, the Borrowers make any voluntary or mandatory prepayment of the Term B Loans with the proceeds of any term loan Indebtedness under any credit facility (including, without limitation, with the proceeds of Term Loans under this Agreement), which term loan Indebtedness has a lower Yield than the Yield of the Term B Loans, then, the Borrowers agree to pay to the Administrative Agent, for the account of each Term B Lender a fee in an amount equal to 1.00% of such Lender’s Term B Loans prepaid with the proceeds of such term loan Indebtedness.

Section 2.13 Payments and Computations.
(a) The Borrowers shall make each payment hereunder (including fees and expenses) not later than 3:00 p.m. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 10.8 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees (to the extent payable to the Lenders) to the Lenders entitled thereto. Payments received by the Administrative Agent after 5:00 p.m. (New York City time) shall be deemed to be received on the next succeeding Business Day.
(b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days (365/366 days in the case of interest on Alternate Base Rate Loans to the extent that such interest is determined based upon JPMCB’s “prime rate” and not the Federal Funds Effective Rate), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c) [Intentionally Omitted].
(d) Each payment by the Borrowers of any Loan and each reimbursement of various costs, expenses or other Obligation shall be made in Dollars.
(e) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.
(f) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each relevant Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to the Administrative Agent, each relevant Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Effective Rate, for the first Business Day, and, thereafter, at the rate applicable to Alternate Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.
(g) [Intentionally Omitted].

(h) The Borrowers hereby irrevocably waive the right to direct the application of any and all payments in respect of the Secured Obligations and any proceeds of Collateral after the occurrence and during the continuance of an Event of Default, and agrees that upon the termination of the Commitments or the acceleration of any of the Obligations pursuant to Section 8.2, the Facility Agents shall apply all payments made to or received by any Facility Agent or any Lender constituting proceeds of Collateral and all other payments made to or received by any Facility Agent, any Lender with respect to any Secured Obligations in the following order:
first, to pay interest on and then principal of any portion of the Term Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;
second, to pay Secured Obligations in respect of any expense reimbursements (including indemnities) then due to the Facility Agents;
third, to pay Secured Obligations in respect of any expense reimbursements (including indemnities) then due to the Lenders;
fourth, to the ratable (based on the proportional amounts thereof) payment of all other Secured Obligations; and
fifth; as directed by the Borrowers;
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through fourth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the applicable Agent’s and each applicable Lender’s interest in the aggregate outstanding Obligations described in such clause. The order of priority set forth in clauses first through fourth of this Section 2.13(h) may at any time and from time to time be changed by the agreement of the Requisite Lenders, the Administrative Agent and each adversely affected Lender without necessity of notice to or consent of or approval by the Borrowers, any Secured Party that is not a Lender, or any other Person.
Section 2.14 Special Provisions Governing Eurodollar Loans.
(a) Determination of Interest Rate. The Adjusted LIBO Rate for each Interest Period for Eurodollar Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Adjusted LIBO Rate.” The Administrative Agent’s determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrowers.

(b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Adjusted LIBO Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Administrative Agent that the Adjusted LIBO Rate for any Loans for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Loan, convert into an Alternate Base Rate Loan and the obligations of the Lenders to make Eurodollar Loans or to convert Alternate Base Rate Loans into Eurodollar Loans shall be suspended until the Administrative Agent shall notify the Borrowers that the Administrative Agent (in the case of clause (i) above) or the Requisite Lenders (in the case of clause (ii) above) has or have determined that the circumstances causing such suspension no longer exist.
(c) Increased Costs. If at any time any Lender shall determine that due to the introduction of or any Change in Law (which determination shall be made in good faith (and not on an arbitrary or capricious basis) and consistent with similarly situated customers of the applicable Lender under agreements having provisions similar to this Section 2.14 after consideration of such factors as such Lender then reasonably determines to be relevant) (other than any change by way of imposition or increase of reserve requirements included in determining the Adjusted LIBO Rate or with respect to Taxes, Other Taxes and excluded taxes under Section 2.16 (payment with respect to which shall be governed by Section 2.16)) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Loans, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent) but subject to the limitations set forth in Section 2.15(c), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.
(d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any Change in Law after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Loans or to continue to fund or maintain Eurodollar Loans, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Loans and to convert Alternate Base Rate Loans into Eurodollar Loans shall be suspended, and each such Lender shall make an Alternate Base Rate Loan as part of any requested Borrowing of Eurodollar Loans and (ii) if the affected Eurodollar Loans are then outstanding, the Borrowers shall immediately convert each such Loan into an Alternate Base Rate Loan. If at any time after a Lender gives notice under this Section 2.14(d) such Lender determines that it may lawfully make Eurodollar Loans, such Lender shall promptly give notice of that determination to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers’ right to request, and such Lender’s obligation, if any, to make Eurodollar Loans shall thereupon be restored.

(e) Breakage Costs. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.10, the Borrowers shall compensate each Lender, upon demand (with a copy of such demand to the Administrative Agent), for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Loans to the Borrowers but excluding any loss of the Applicable Margin on the relevant Loans or of any “floor” set forth in the definition of Adjusted LIBO Rate) which such Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrowers or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.11, (ii) if for any reason any Eurodollar Loan is prepaid (including mandatorily pursuant to Section 2.9) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Loan to an Alternate Base Rate Loan as a result of any of the events indicated in Section 2.14(d), or (iv) as a consequence of any failure by the Borrowers to repay Eurodollar Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrowers and the Administrative Agent concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.
Section 2.15 Capital Requirements.
(a) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), in each case by an amount reasonably deemed material by such Lender, then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(b) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in clause (a) above and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(c) Failure or delay on the part of any Lender to demand compensation pursuant to Section 2.14(c) or this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to Section 2.14(c) or this Section 2.15 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.16 Taxes.
(a) Except as otherwise provided in this Section 2.16, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding in the case of each Lender and each Agent (A) taxes imposed on or measured by its net income or net profits and franchise taxes (imposed in lieu of income tax) imposed on such Person by the United States of America, and similar taxes imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or such Agent (as the case may be) is organized, in which its principal office is located, or in which it is otherwise doing business (other than a business resulting from the transactions contemplated by the Loan Documents), or, in the case of any Lender, in which its Applicable Lending Office is located, (B) any branch profits taxes imposed by the United States of America under Section 884 of the Code or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (C) any United States federal withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) applicable to such Person that are in effect on (x) the Closing Date (or, in the case of an eligible assignee (as set forth in Section 10.2(b)(i)) which became a party to this Agreement after the Closing Date, the date of the Assignment and Assumption pursuant to which such eligible assignee became a party to this Agreement), and (y) in the event of the designation of a new Applicable Lending Office, the date of such designation, but not excluding any United States withholding taxes payable as a result of any Change in Laws occurring after the Closing Date (or the date of such Assignment and Acceptance or Assumption) Agreement or the date of the designation of a new Applicable Lending Office, as appropriate, (D) taxes imposed pursuant to FATCA; and (E) all liabilities, penalties and interest with respect to any of the foregoing, including all penalties, interest or additions to tax applicable thereto, (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). Except as otherwise provided in this Section 2.16, if any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or any Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions, (iii) the applicable withholding agent shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) within 30 days after payment, the Loan Parties shall deliver to the Administrative Agent evidence of such payment.
(b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any state, county, city or other political subdivision within the United States (but not United States federal withholding taxes, payment with respect to which shall be governed by clause (a) above) or by any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, “Other Taxes”).

(c) Each Loan Party will, jointly and severally, indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender or such Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor setting forth in reasonable detail the basis and calculations of such amounts.
(d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrowers will furnish to the Administrative Agent, at its address referred to in Section 10.8, the original or a certified copy of a receipt evidencing payment thereof.
(e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of the Loan Parties contained in this Section 2.16 shall survive the payment in full of the Secured Obligations.
(f) (1) Each Non-U.S. Lender that is entitled to an exemption from U.S. withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance or Assumption Agreement pursuant to which such Non-U.S. Lender becomes a Lender, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrowers and the Administrative Agent, and (z) from time to time if requested by the Borrowers or the Administrative Agent, provide the Administrative Agent and the Borrowers with two completed originals of each of the following, as applicable:
(A) Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form;
(B) Form W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or any successor form;
(C) Form W-8IMY (claiming exemption from, or a reduction of, U.S. withholding tax for foreign intermediaries, foreign flow-through entities or U.S. branches of certain foreign banks or foreign insurance companies) or any successor form;
(D) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate establishing such Non-U.S. Lender’s entitlement to such exemption including, without limitation, certification that the Non-U.S. Lender is not a bank receiving payments under this Agreement on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and/or

(E) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender’s entitlement to such exemption from U.S. withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents.
(2) Each U.S. Lender shall (v) on or prior to the Closing Date in the case of each U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance or Assumption Agreement pursuant to which such U.S. Lender becomes a Lender, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Borrowers and the Administrative Agent, and (z) from time to time if requested by the Borrowers or the Administrative Agent, provide the Administrative Agent and the Borrowers with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form. Solely for purposes of this Section 2.16(f), a U.S. Lender shall not include a Lender or an Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation section 1.6049-4(c)(1)(ii) except to the extent that such Person is required to deliver a withholding form under Treasury Regulation section 1.1441-1 to establish its withholding status.
(3) No Lender shall be required to provide a form under this Section 2.16(f) that it is not legally eligible to provide.
(g) Unless the Borrowers and the Administrative Agent have received forms, documents and/or other evidence satisfactory to them indicating that payments under any Loan Document to or for a U.S. Lender or Non-U.S. Lender are not subject to U.S. federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agent shall withhold amounts required to be withheld by Requirements of Law from such payments at the applicable statutory rate. For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate forms required under Section 2.16(f), such Lender shall not be entitled to indemnification or increased amounts under Section 2.16(a) or (c) with respect to Taxes imposed by the United States by reason of such failure except to the extent that such failure is attributable to a Change in Law occurring after the Closing Date (or, (a) in the case of an eligible assignee (as set forth in Section 10.2(b)(i)) which became a party to this Agreement after the Closing Date, the date of the Assignment and Assumption pursuant to which such eligible assignee became a party to this Agreement), and (b) in the event of the designation of a new Applicable Lending Office, the date of such designation), in which case the Borrowers shall be required to gross up or indemnify for such amounts under Section 2.16(a) or (c).
(h) Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender be otherwise disadvantageous to such Lender.

(i) If any Lender determines in its sole discretion that it has actually received any refund of tax in connection with any deduction or withholding or payment of any additional amount actually paid by the Loan Parties to such Lender pursuant to this Section 2.16, such Person shall reimburse the Borrowers in an amount equal to such refund, after tax, and net of all expenses (including Taxes) incurred by such Person in connection with such refund (but only to the extent of any additional amounts paid by the Borrowers pursuant to this Section 2.16). The Borrowers shall return such amount (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the applicable Person in the event that such Person is required to repay such refund of tax. Nothing contained in this paragraph shall interfere with the right of each of the Lenders to arrange its tax affairs in whatever manner it thinks fit, nor to disclose any information or any computations relating to its tax affairs or to do anything that would prejudice its ability to benefit from other credits, relief, remissions or repayments to which it may be entitled.
Section 2.17 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14(b) or (c) or Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14(b) or (c), Section 2.15 or Section 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Any Lender claiming reimbursement of such costs and expenses shall deliver to the Borrowers a certificate setting forth such costs and expenses in reasonable detail which shall be conclusive absent manifest error.
(b) If any Lender requests compensation under Section 2.14(b) or (c) or 2.15 or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or any Lender is unable to fund its portion of any Loan as a result of any applicable law or regulation prohibiting, or any order, judgment or decree of any Governmental Authority enjoining, prohibiting or restraining, any Lender from making any Loan requested by the Borrowers, or if any Lender (a “Non-Consenting Lender”) fails to grant a consent in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.1 for which the consent of each Lender or each affected Lender is required but the consent of the Requisite Lenders is obtained, then the Borrowers may, at their own expense and effort, upon notice to such Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.2), all its interests, rights and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (and, if such removal is in connection with an amendment prior to the first anniversary of the Closing Date that would have the effect of reducing the Yield of the Term B Loans, a fee equal to 1% of the principal amount of such Lender’s Term B Loans that are required to be assigned, from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrowers (in the case of all fees and other amounts).

ARTICLE III
CONDITIONS TO LOANS
Section 3.1 Conditions Precedent to Closing Date. The obligation of each Lender to make the Term B Loans requested to be made by it on the Closing Date is subject to the satisfaction or waiver of all of the following conditions precedent:
(a) Certain Documents. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent:
(i) this Agreement, duly executed and delivered by the Borrowers, Group, the Administrative Agent, the Collateral Agent and each Lender listed on Schedule I;
(ii) the Guaranty, duly executed by each Guarantor;
(iii) the Pledge and Security Agreement, duly executed by the Borrowers and each Guarantor, together with each of the following:
(A) a UCC-1 financing statement with respect to each Loan Party in proper form for filing in such Loan Party’s jurisdiction and naming such Loan Party as debtor and the Collateral Agent as secured party;
(B) except as contemplated by Schedule 6.14, all certificates representing Pledged Stock being pledged pursuant to the Pledge and Security Agreement and undated stock powers for such certificates executed in blank;
(C) all instruments representing Pledged Debt Instruments being pledged pursuant to the Pledge and Security Agreement duly endorsed in blank;
(D) short form security agreements in proper form for filing with the United States Patent & Trademark Office and the United States Copyright Office with respect to the United States registered patents, trademarks and copyrights of the Loan Parties; and

(E) evidence reasonably satisfactory to the Administrative Agent of payment or arrangements for payment by the Borrowers of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Collateral Documents necessary to perfect the Liens created by the Pledge and Security Agreement;
(iv) an opinion of Skadden, Arps, Slate, Meagher & Flom, LLP, counsel to the Loan Parties, in a form reasonably satisfactory to the Administrative Agent;
(v) (i) (A) a copy of the articles or certificate of incorporation (or equivalent Constituent Document) of each Loan Party, certified as of a recent date by the Secretary of State (or local equivalent, if applicable) of its jurisdiction of organization and (B) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (1) the by-laws (or equivalent Constituent Document) of such Loan Party as in effect on the date of such certification, (2) the resolutions of such Loan Party’s Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which such Loan Party is a party and (3) that there have been no changes in the articles or certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the articles or certificate of incorporation (or equivalent Constituent Document) of such Loan Party delivered pursuant to clause (A) above;
(ii) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver this Agreement and any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party;
(iii) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation;
(vi) a certificate of the chief financial officer of Group stating that the Borrowers and the Subsidiary Guarantors (taken as a whole), are Solvent after giving effect to the initial Loans and the application of the proceeds thereof in accordance with Section 6.9, the payment of all estimated legal, accounting and other fees related hereto and thereto and the consummation of the other transactions contemplated hereby;
(vii) a certificate of a Responsible Officer of Group to the effect that the conditions set forth in Section 3.2(b) have been satisfied; and
(viii) except as contemplated by Schedule 6.14, evidence reasonably satisfactory to the Administrative Agent that the insurance policies required by Section 6.5 are in full force and effect, together with, unless otherwise agreed by the Administrative Agent, endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies (as appropriate) to be maintained with respect to the properties of each Loan Party.

(b) Intercreditor Agreement. The Administrative Agent shall have received executed counterparts of the Intercreditor Agreement from each of the Collateral Agent, the ABL Agent and each Loan Party.
(c) Fees and Expenses Paid. The Administrative Agent shall be reasonably satisfied with the arrangements for the payment on the Closing Date of all fees and expenses (including reasonable fees and expenses of counsel) due and payable to the Administrative Agent and the Joint Bookrunners on or before the Closing Date.
Section 3.2 Conditions Precedent to Each Loan. The obligation of each Lender on any date (including the Closing Date) to make any Loan is subject to the satisfaction of all of the following conditions precedent:
(a) Request for Borrowing. The Administrative Agent shall have received a duly executed Notice of Borrowing (or other notice as provided in the applicable Additional Credit Extension Amendment, in the case of any Incremental Term Loans).
(b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan, both before and after giving effect thereto and to the application of the proceeds therefrom:
(i) the representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and
(ii) no Default or Event of Default has occurred and is continuing.
(c) No Legal Impediments. The making of the Loans on such date does not violate any Requirement of Law on the date of or immediately following such Loan and is not enjoined, temporarily, preliminarily or permanently.
Each submission by the Borrowers to the Administrative Agent of a Notice of Borrowing (or other notice referred to above) and the acceptance by the Borrowers of the proceeds of each Loan requested therein shall be deemed to constitute a representation and warranty by the Borrowers as to the matters specified in Section 3.2(b) on the date of the making of such Loan.
Section 3.3 Determinations of Initial Borrowing Conditions. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing hereunder specifying its objection thereto.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
To induce the Lenders, the Administrative Agent and the Collateral Agent to enter into this Agreement, Group represents and warrants as to each Warnaco Entity, and each of the Borrower, the CK Borrower and the Swimwear Borrower jointly and severally represents and warrants as to the Borrower and as to each of its Subsidiaries, to the Lenders, the Administrative Agent and the Collateral Agent that, on and as of the Closing Date, after giving effect to the making of the Loans and on and as of each date as required by Section 3.2(b)(i):
Section 4.1 Corporate Existence; Compliance with Law. Each Warnaco Entity (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, in the aggregate, have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, except where the failure to do so would not, in the aggregate, have a Material Adverse Effect; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Requirements of Law, except where the failure to be in compliance would not, in the aggregate, have a Material Adverse Effect; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not, in the aggregate, have a Material Adverse Effect.
Section 4.2 Corporate Power; Authorization; Enforceable Obligations.
(a) The execution, delivery and performance by each Warnaco Entity of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby, including the obtaining of the Loans and the creation and perfection of the Liens on the Collateral as security therefor:
(i) are within such Warnaco Entity’s corporate, limited liability company, partnership or other powers;
(ii) have been or, at the time of delivery thereof pursuant to Article III will have been, duly authorized by all necessary corporate, limited liability company or partnership, as the case may be, action, including the consent of shareholders, partners and members where required;

(iii) do not and will not (A) contravene such Warnaco Entity’s Constituent Documents, (B) violate any other Requirement of Law applicable to such Warnaco Entity (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to such Warnaco Entity, except for such violations that could not reasonably be expected to result in a Material Adverse Effect, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of such Warnaco Entity or any of its Subsidiaries, except as could not reasonably be expected to result in a Material Adverse Effect, or (D) result in the creation or imposition of any Lien upon any of the property of such Warnaco Entity or any of its Subsidiaries, other than those in favor of the Secured Parties pursuant to the Loan Documents and Permitted Liens; and
(iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person other than (i) filings required to perfect the Liens created by the Collateral Documents, (ii) such as have been obtained or made and are in full force and effect and (iii) consents, authorizations, approvals, notices, filings or registrations the failure to obtain or perform that could not reasonably be expected to result in a Material Adverse Effect.
(b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof hereunder, duly executed and delivered by each Warnaco Entity party thereto.
(c) This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Warnaco Entity party thereto, enforceable against such Warnaco Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other law affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 4.3 Ownership of Group, Borrower; Subsidiaries.
(a) On the Closing Date, the authorized capital stock of the Borrower consists of 100,000 shares of common stock, $1.00 par value per share, of which 100,000 shares are issued and outstanding. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by Group, free and clear of all Liens other than the Lien in favor of the Collateral Agent for the benefit of the Secured Parties created under the Loan Documents and the Liens created under the ABL Facilities and any Qualifying Junior Lien Secured Debt. No Stock of the Borrower is subject to any option, warrant, right of conversion or purchase or any similar right. Other than the Loan Documents and documents governing the ABL Facilities, there are no agreements or understandings to which the Borrowers are a party with respect to the voting, sale or transfer of any shares of Stock of the Borrower or any agreement restricting the transfer or hypothecation of any such shares.

(b) Set forth on Schedule 4.3 is a complete and accurate list of all Subsidiaries of Group on the Closing Date, showing (as to each such Subsidiary) the jurisdiction of its incorporation or organization, the number of shares of each class of its Stock or Stock Equivalents authorized, and the number outstanding, on the Closing Date and the percentage of each such class of its Stock or Stock Equivalents owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. All of the outstanding Stock or Stock Equivalents in each Subsidiary of Group has been validly issued, is fully paid and non-assessable and is owned by a Warnaco Entity (except as described on Schedule 4.3) free and clear of all Liens, except those created under the Loan Documents, the ABL Facilities and any Qualifying Junior Lien Secured Debt. On the Closing Date, no Stock of any Warnaco Entity (other than Group) is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. On the Closing Date, no Warnaco Entity is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any Subsidiary, other than the Loan Documents and the ABL Facilities. On the Closing Date, Group does not own or hold, directly or indirectly, any Stock of any Person other than the Subsidiaries set forth on Schedule 4.3 and the Investments permitted by Section 7.3.
Section 4.4 Financial Statements.
(a) (x) The consolidated balance sheet of Group and its Subsidiaries as at January 1, 2011, and the related consolidated statements of income, retained earnings and cash flows of Group and its Subsidiaries for the fiscal year then ended, audited by Deloitte & Touche LLP and (y) the unaudited consolidated balance sheets of Group and its Subsidiaries as at April 2, 2011, and the related consolidated statements of income, retained earnings and cash flows of Group and its Subsidiaries for the Fiscal Quarter then ended, copies of all of which have been made available to each Lender, fairly present in all material respects, subject, in the case of said interim financial statements under clause (y), to the absence of certain footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of Group and its Subsidiaries as at such dates and the consolidated results of the operations of Group and its Subsidiaries for the period ended on such dates, all in conformity with Agreement Accounting Principles.
(b) Neither Group nor any of its Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in clause(a) above, in the notes thereto or permitted by this Agreement.
(c) The Projections have been prepared by Group in light of the past operations of its business, and reflect projections for the fiscal periods covered thereby. The Projections are based upon estimates and assumptions stated therein, all of which Group believes as of the Closing Date, when taken as a whole, to be reasonable and fair in light of current conditions and current facts known to Group and, as of the Closing Date, reflect Group’s good faith and reasonable estimates of the future financial performance of Group and its Subsidiaries and of the other information projected therein for the periods set forth therein (it being understood and acknowledged that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Group and its Subsidiaries, and that actual results during the period or periods covered by the projections may differ significantly from the projected results and such differences may be material).

Section 4.5 Material Adverse Change. Since January 1, 2011, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.
Section 4.6 Solvency. Both before and after giving effect to the Loans to be made on the Closing Date and the anticipated application of the proceeds therefrom, the Borrowers and the Subsidiary Guarantors, taken as a whole, are Solvent.
Section 4.7 Litigation. There are no pending or, to the knowledge of Group or the Borrowers, threatened actions, suits, investigations, litigation or proceedings pending or threatened in any court or before any arbitrator or Governmental Authority that in the aggregate could reasonably be expected to have a Material Adverse Effect. The performance of any action by any Loan Party required or contemplated by any of the Loan Documents is not and could not reasonably be expected to be restrained or enjoined (either temporarily, preliminarily or permanently).
Section 4.8 Taxes.
All federal and material state, local and foreign income, franchise and other tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by Group or any of its Tax Affiliates have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or which are material and otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of Group or such Tax Affiliate in conformity with Agreement Accounting Principles. Proper and accurate amounts have been withheld by Group and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities. There are no proposed material tax assessments against the Group or any of its Tax Affiliates for which the Group and its Tax Affiliates have not made adequate provisions in accordance with Agreement Accounting Principles.
Section 4.9 Full Disclosure. The written information prepared or furnished by or on behalf of any Warnaco Entity in connection with this Agreement or the consummation of the financing (excluding information of a general economic or industry nature, projected financial information or other forward-looking information), taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not materially misleading as of the date such information is dated or certified.

Section 4.10 Margin Regulations. No Warnaco Entity is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, in each case, in contravention of Regulation T, U or X of the Federal Reserve Board.
Section 4.11 No Burdensome Restrictions; No Defaults.
(a) No Warnaco Entity (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 7.2) on the property or assets of any thereof or (ii) is subject to any charter or corporate or other similar restriction that would have a Material Adverse Effect.
(b) No Warnaco Entity is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of Group and the Borrowers, no other party is in default under or with respect to any Contractual Obligation owed to any Warnaco Entity, other than, in either case, those defaults which in the aggregate would not have a Material Adverse Effect.
(c) No Default or Event of Default has occurred and is continuing.
(d) To the best knowledge of Group and the Borrowers, there is no Requirement of Law applicable to any Warnaco Entity the compliance with which by such Warnaco Entity would have a Material Adverse Effect.
Section 4.12 Investment Company Act. No Warnaco Entity is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
Section 4.13 Use of Proceeds. The proceeds of the Term Loans are being used by the Borrowers (and, to the extent distributed by the Borrowers, each other Warnaco Entity) for general corporate purposes, which include funding internal growth and acquisitions, repaying indebtedness and repurchasing common stock (except for Refinancing Term Loans, the proceeds of which shall be applied pursuant to Section 2.9).
Section 4.14 Insurance. All policies of insurance of any kind or nature of any Warnaco Entity are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person. Each insurance policy maintained by each Loan Party includes endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured or loss payee thereunder.

Section 4.15 Labor Matters.
(a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any Warnaco Entity, other than those which in the aggregate would not have a Material Adverse Effect.
(b) There are no unfair labor practices, grievances or complaints pending, or, to Group’s knowledge, threatened against or involving any Warnaco Entity, nor are there any arbitrations or grievances threatened involving any Warnaco Entity, other than those which, in the aggregate, if resolved adversely to such Warnaco Entity, would not have a Material Adverse Effect.
(c) Except as set forth on Schedule 4.15, as of the Closing Date, there is no collective bargaining agreement covering any employee of any Warnaco Entity.
(d) Schedule 4.15 sets forth, as of the Closing Date, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of any Warnaco Entity.
Section 4.16 ERISA.
(a) Schedule 4.16 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which any Warnaco Entity has any obligation or liability, contingent or otherwise.
(b) Each employee benefit plan of each Warnaco Entity which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect.
(c) Each Title IV Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.
(d) There has not been, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect
(e) Other than as set forth on Schedule 4.16, there are no Unfunded Pension Liabilities.
(f) Other than as set forth on Schedule 4.16, no Warnaco Entity or any ERISA Affiliate thereof would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.
(g) Except as would not have, in the aggregate, a Material Adverse Effect, (i) to the extent applicable, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities and (ii) no Warnaco Entity or ERISA Affiliate has incurred or reasonably expects to incur any obligation in connection with the termination of or withdrawal from any Foreign Plan.

Section 4.17 Environmental Matters.
(a) The operations and properties of each Warnaco Entity comply, except to the extent non-compliance would not have a Material Adverse Effect, with all applicable Environmental Laws and Environmental Permits and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Warnaco Entity or any of their properties that could be reasonably expected to have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.
(b) None of the properties currently or formerly owned or operated by any Warnaco Entity is, to the knowledge of Group or the Borrowers with respect to formerly owned or operated properties, listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property, except where such listing would not reasonably be expected to have a Material Adverse Effect; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Contaminants are being or have been treated, stored or disposed on any property currently owned or operated by any Warnaco Entity or, to the best of its knowledge, on any property formerly owned or operated by any Warnaco Entity that in any case could reasonably be expected to have a Material Adverse Effect; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Warnaco Entity that in any case could reasonably be expected to have a Material Adverse Effect; and there has been no Release of Contaminants on, at, under or from any property currently or, to the best knowledge of Group and the Borrowers, formerly owned or operated by any Warnaco Entity that in any case could reasonably be expected to have a Material Adverse Effect.
(c) No Warnaco Entity is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Contaminants at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law that in any case could reasonably be expected to have a Material Adverse Effect; and all Contaminants generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Warnaco Entity have been disposed of in a manner not reasonably expected to result in material liability to any Warnaco Entity.
Section 4.18 Intellectual Property; Material License.
(a) The Warnaco Entities own or license or otherwise have the right to use all Intellectual Property and other intellectual property rights that are necessary for the operations of their respective businesses, without, to the best of Group’s knowledge, infringing upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of any Warnaco Entity. To Group’s knowledge, no Intellectual Property now employed by any Warnaco Entity infringes upon or conflicts with any rights owned by any other Person, and no claims or litigation regarding any of the foregoing are pending or threatened, where such infringements, conflicts, claims or litigation would have, in the aggregate, a Material Adverse Effect.
(b) Each Material License is in full force and effect as of the Closing Date.

Section 4.19 Title; Real Property.
(a) Each Warnaco Entity has good and marketable title to all Material Owned Real Property and good title to all personal property purported to be owned by it, including those reflected on the most recent Financial Statements made available by Group, and none of such properties and assets is subject to any Lien, except Liens permitted under Section 7.2. Each Warnaco Entity has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Warnaco Entity’s right, title and interest in and to all such Material Owned Real Property.
(b) Set forth on Schedule 4.19 hereto is a complete and accurate list of all Material Owned Real Property and all Material Leased Property as of the Closing Date, showing as of the Closing Date, the street address, county or other relevant jurisdiction, state or province, and, with respect to each Material Owned Real Property, record owner.
(c) As of the Closing Date, no portion of any Material Owned Real Property or any Material Leased Property has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored. As of the Closing Date, no portion of any Real Property owned by any Warnaco Entity is located in a special flood hazard area as designated by any federal Governmental Authority (unless flood insurance has been obtained).
(d) All Permits required to have been issued or appropriate to enable all real property owned or leased by any Warnaco Entity to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which, in the aggregate, would not have a Material Adverse Effect.
(e) No Warnaco Entity has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by any Warnaco Entity or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.
Section 4.20 Perfection of Security Interests in the Collateral. The Collateral Documents create valid Liens on the Collateral purported to be covered thereby, which Liens are, subject to (a) filing of all appropriate financing statements and other filings, registrations or endorsements of the Collateral Documents or the Liens created thereunder as may be required under applicable law in order to perfect the security created by the Collateral Documents, and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control, perfected Liens and prior to all other Liens (other than Customary Permitted Liens and liens securing Indebtedness in respect of purchase money obligations and Capital Lease obligations having priority over such Liens), except as set forth in the Intercreditor Agreement.

ARTICLE V
REPORTING COVENANTS
As long as any of the Obligations or Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, Group and the Borrowers agree with the Lenders and the Facility Agents that:
Section 5.1 Financial Statements. Group shall furnish to the Administrative Agent the following:
(a) Quarterly Reports. As soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year commencing with the Fiscal Quarter ending July 2, 2011, consolidated balance sheets of Group and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and consolidated statements of cash flows of Group and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, duly certified (subject to year-end audit adjustments) by a Responsible Officer of Group as having been prepared in accordance with Agreement Accounting Principles and certifying compliance with the terms of this Agreement;
(b) Annual Consolidated Reports. As soon as available and in any event within 95 days after the end of each Fiscal Year of Group, (i) a copy of the annual audit report for such year for Group and its Subsidiaries, containing the consolidated balance sheet of Group and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of income and cash flows of Group and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion (without qualification as to “going concern” or as to the scope of the audit, other than a qualification relating solely to the maturity of the Term Loans or loans under the ABL Facilities) of Deloitte & Touche LLP or by other independent public accountants reasonably acceptable to the Administrative Agent stating that (x) such financial statements fairly present the consolidated financial position of Group and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with Agreement Accounting Principles applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and (y) to the extent permitted by accounting rules and guidelines, the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and a certificate of a Responsible Officer of Group as to compliance with the terms of this Agreement and (ii) financial information regarding Group and its Subsidiaries consisting of consolidated balance sheets of Group and its Subsidiaries as of the end of such Fiscal Year and related consolidated statements of income and consolidated cash flows of Group and its Subsidiaries for such Fiscal Year, all prepared in conformity with Agreement Accounting Principles and certified by a Responsible Officer of Group as fairly presenting the financial position of Group and its Subsidiaries as at the end of such Fiscal Year and the results of their operations and cash flows for such Fiscal Year;

(c) Compliance Certificate. Together with each delivery of any financial statement pursuant to clauses (a) and (b) of this Section 5.1, a certificate of a Responsible Officer of Group substantially in the form of Exhibit F hereto (each, a “Compliance Certificate”) (i) in the case of the Compliance Certificate delivered with the annual financial statements, showing in reasonable detail the calculations necessary to determine Excess Cash Flow for such Fiscal Year, (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which Group proposes to take with respect thereto and (iii) certifying that with respect to any usage of the Available Amount during the Fiscal Quarter covered by such Compliance Certificate, the requirements set forth under Section 7.3(k), Section 7.5(d) or Section 7.6(iii), as applicable, have been met, and setting forth in reasonable detail the calculation of Available Amount as of the end of such Fiscal Quarter;
(d) Business Plan. Not later than 45 days after the end of each Fiscal Year (beginning with the 2012 Fiscal Year), and containing substantially the types of financial information contained in the Projections, the annual business plan of Group for the next succeeding Fiscal Year approved by the Board of Directors of Group, including (A) a projected year-end consolidated balance sheet, income statement and statement of cash flows and (B) a statement of the material assumptions on which such forecasts are based and in each case prepared by management of Group and reasonably satisfactory in form to the Administrative Agent;
(e) [Reserved]; and
(f) Corporate Chart. Together with each delivery of any Financial Statement pursuant to clause (b) above, a certificate of a Responsible Officer of Group certifying that the Corporate Chart attached thereto or the last Corporate Chart delivered pursuant to this clause (f) is true, correct, complete and current as of the date of such Financial Statement.
Section 5.2 Default Notices. As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or any other event which has had a Material Adverse Effect, Group shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.
Section 5.3 Litigation. Promptly after the commencement thereof, Group shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting any Warnaco Entity, which in the reasonable judgment of Group would be reasonable likely to have a Material Adverse Effect.

Section 5.4 Asset Sales. Not later than the date of any Asset Sale anticipated to generate in excess of $15,000,000 (or its Dollar Equivalent) in net cash proceeds to the Loan Parties, Group shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated net cash proceeds anticipated to be received by Group or any of its Subsidiaries.
Section 5.5 Insurance. As soon as is practicable and in any event within 95 days after the end of each Fiscal Year, Group will furnish the Administrative Agent with (a) a report in form and substance reasonably satisfactory to the Administrative Agent outlining all material insurance coverage maintained as of the date of such report by the Loan Parties with respect to the Collateral and the duration of such coverage and (b) an insurance broker’s statement that all premiums then due and payable with respect to such coverage have been paid and that all such insurance names the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate. Group also agrees to use commercially reasonable efforts to ensure that all such insurance provides that no cancellation or material adverse change in coverage shall be effective until after 30 days’ written notice thereof to the Facility Agents.
Section 5.6 ERISA Matters. Group shall furnish the Administrative Agent:
(a) promptly and in any event within 30 days after any Warnaco Entity or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, written notice describing such event;
(b) promptly and in any event within 10 days after any Warnaco Entity or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of Group describing such ERISA Event or waiver request and the action, if any, which such Warnaco Entity and the ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto; and
(c) simultaneously with the date that any Warnaco Entity or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.
Section 5.7 Environmental Matters. Group shall provide promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party with any Environmental Law or Environmental Permit that would reasonably be expected to (i) have a Material Adverse Effect or (ii) cause any Material Owned Real Property or Material Leased Property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.
Section 5.8 Other Information. Group and the Borrowers shall provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of any Warnaco Entity as the Administrative Agent or any Lender, through the Administrative Agent, may from time to time reasonably request.

ARTICLE VI
AFFIRMATIVE COVENANTS
As long as any of the Obligations or Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each of Group and each of the Borrowers agree with the Lenders and the Facility Agents that:
Section 6.1 Preservation of Corporate Existence, Etc. Each of Group and each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, preserve and maintain its legal existence, rights (charter and statutory) and franchises, except as permitted by Section 7.3, Section 7.4 and Section 7.7; provided, however, no Warnaco Entity shall be required to preserve any right, permit, license, approval, privilege or franchise to the extent that the failure to preserve any such right, permit, license, approval, privilege or franchise would not, in the aggregate, have a Material Adverse Effect.
Section 6.2 Compliance with Laws, Etc. Each of Group and each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, have a Material Adverse Effect.
Section 6.3 Conduct of Business. Each of Group and each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, (a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not, in the aggregate, have a Material Adverse Effect.
Section 6.4 Payment of Taxes, Etc. Each of Group and each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful governmental claims, federal and material state, local and non-U.S. taxes, assessments, charges and levies, except (a) where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the appropriate Warnaco Entity in conformity with Agreement Accounting Principles, unless and until any Liens resulting from such contested items attach to its property and become enforceable against its other creditors and (b) where the failure to pay would not in the aggregate have a Material Adverse Effect.
Section 6.5 Maintenance of Insurance. Each of Group and each of the Borrowers shall (i) maintain, and cause to be maintained for each of their respective Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Warnaco Entity operates and, in any event, all insurance required by any Loan Document, and (ii) cause all such insurance with respect to any Collateral to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to use commercially reasonable efforts to ensure that all such insurance provides that no cancellation or material adverse change in coverage shall be effective until after 30 days’ written notice thereof to the Collateral Agent.

If any portion of any Material Owned Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then each of the Borrowers shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount equal to the lesser of (1) the outstanding principal amount of the Loans as of such time or (2) otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.
Section 6.6 Access. Each of Group and each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, from time to time permit each Facility Agent and the Lenders, or any agents or representatives thereof, within two Business Days after written notification of the same to the Borrowers (except that during the continuance of an Event of Default, no such notice shall be required), at reasonable times during normal business hours, to (a) examine and make copies of and abstracts from the records and books of account of any Warnaco Entity, (b) visit the properties of any Warnaco Entity, (c) discuss the affairs, finances and accounts of any Warnaco Entity with any of their respective officers or directors, and (d) communicate directly with any Warnaco Entity’s independent certified public accountants (or its equivalent in foreign jurisdictions) (with Group having the right to have a representative present at all such communications); provided, however, that unless an Event of Default has occurred and is continuing only the Facility Agents may exercise such rights.
Section 6.7 Keeping of Books. Each of Group and each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made in conformity with Agreement Accounting Principles of all financial transactions and the assets and business of such Warnaco Entity.
Section 6.8 Maintenance of Properties, Etc. Each of Group and each of the Borrowers shall, and shall cause each of their respective Subsidiaries to, maintain and preserve (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and (c) all Intellectual Property with respect to the business of the Warnaco Entities; in each case except where the failure to so maintain and preserve would not in the aggregate have a Material Adverse Effect.
Section 6.9 Application of Proceeds. The Borrowers (and, to the extent distributed by the Borrowers, each other Warnaco Entity) shall use the proceeds of the Loans as provided in Section 4.13.

Section 6.10 Environmental.
(a) Each of Group and each of the Borrowers shall comply, and shall cause each of their respective Subsidiaries, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of their Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of their Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Contaminants from any of its properties, in accordance with and to the extent required by all applicable Environmental Laws, to the extent the failure to do any of the foregoing would have a Material Adverse Effect; provided, however, that no Warnaco Entity shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.
(b) At the request of the Administrative Agent after receipt of a notice of the type specified in Section 5.7, Group will provide to the Administrative Agent and each Lender within 60 days after such request (or such later date as determined by the Administrative Agent in its sole discretion), at the expense of Group and the Borrowers, an environmental assessment report for the applicable property described in such notice, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence of Contaminants that could reasonably be expected to give rise to a liability and the estimated cost of any compliance, removal or remedial action in connection with any Contaminants that could reasonably be expected to give rise to a liability on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may, upon prior written notice to the Borrowers, retain an environmental consulting firm to prepare such report at the expense of Group and the Borrowers, and Group and each of the Borrowers hereby grant and agree to cause any other Loan Party that owns any property described in such request to grant at the time of such request to the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment, and to, or to cause its respective Subsidiaries to, cooperate in all reasonable respects with the preparation of such assessment.
Section 6.11 Additional Personal Property Collateral and Guaranties. To the extent not delivered to the applicable Facility Agents on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date), each of Group and each of the Borrowers agrees promptly to do, or cause each of its respective Subsidiaries to do, each of the following, unless otherwise agreed by the Administrative Agent:
(a) deliver to the Facility Agents such duly-executed supplements and amendments to the Guaranty, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable, in order to ensure that each Domestic Subsidiary of Group (other than the Borrowers) guaranties, as primary obligor and not as surety, the full and punctual payment when due of the Obligations;

(b) deliver to the Facility Agents such duly-executed joinder and amendments to the Pledge and Security Agreement and, if applicable, other Collateral Documents, in each case in form and substance reasonably satisfactory to the Administrative Agent and as the Administrative Agent deems necessary or advisable, in order to effectively grant to the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected and enforceable security interest having the priority described in Section 4.20 of this Agreement, the Intercreditor Agreement and the Collateral Documents in all personal property interests and other assets constituting Collateral (including the Stock and Stock Equivalents and other debt Securities, but, in the case of Real Property, limited to Material Owned Real Property) of each Loan Party; provided, however, that in no event shall any Warnaco Entity be required to pledge in excess of 65% of the outstanding Voting Stock of any Foreign Subsidiary, unless (x) the Borrowers and the Administrative Agent otherwise agree or (y) such Voting Stock has been granted as security in respect of other Indebtedness of a Warnaco Entity having substantially similar tax consequences to the Loan Parties under Section 956 of the Code; and
(c) take such other actions necessary to ensure the validity or continuing validity of the guaranties required to be given pursuant to clause (a) above or to create, maintain or perfect the security interest required to be granted pursuant to clause (b) above, including the filing of UCC or equivalent financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent.
(d) It is understood and agreed that, with respect to any treasury shares of Group, no Secured Party intends to take, and has not taken, a security interest in any such treasury shares of Group, and any and all treasury shares of Group shall not be subject to the restrictions set forth in Section 7.2 and Section 7.4 hereunder.
Section 6.12 Real Property.
(a) [Reserved].
(b) At least 15 Business Days prior to acquiring any Material Owned Real Property after the Closing Date, each of Group and each of the Borrowers shall, and shall cause each other Loan Party to, provide the Administrative Agent written notice thereof and, upon written request of the Administrative Agent reasonably requesting Phase I environmental reports, each of Group and each of the Borrowers shall, and shall cause each other Loan Party to, provide, as soon as commercially reasonable, Phase I environmental reports on such Material Owned Real Property showing no condition that could give rise to material Environmental Liabilities and Costs.
(c) Subject to the terms of the Intercreditor Agreement, each of Group and each of the Borrowers shall, and shall cause each other Loan Party to, execute and deliver to the Collateral Agent and the Administrative Agent, promptly and in any event not later than 45 days after the acquisition of any Material Owned Real Property after the Closing Date by any Loan Party (or such later date agreed to by the Administrative Agent in its sole discretion), a Mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, on such Material Owned Real Property of such Loan Party and Mortgage Supporting Documentation.

Section 6.13 Maintenance of Ratings. The Borrowers shall use commercially reasonable efforts to maintain ratings issued by Moody’s and S&P with respect to the Loans (it being understood that the Borrowers are under no obligation to maintain any particular level of rating issued by Moody’s or S&P).
Section 6.14 Post-Closing Matters. Each of Group and the Borrowers shall, and shall cause each of their respective Subsidiaries to, satisfy the requirements set forth on Schedule 6.14 on or before the date set forth opposite such requirement or such later date as consented to by the Administrative Agent.
ARTICLE VII
NEGATIVE COVENANTS
As long as any of the Obligations or Commitments remain outstanding, without the written consent of the Requisite Lenders, each of Group and the Borrowers agrees with the Lenders and the Facility Agents that:
Section 7.1 Indebtedness. Each of Group and each of the Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
(a) Indebtedness under the Loan Documents;
(b) Indebtedness under the ABL Facilities; provided that in no event shall the aggregate principal amount of loans and the face amount of letters of credit and bank guaranties issued under the ABL Facilities exceed the greater of (i) $300,000,000 and (ii) the Borrowing Base, as of the time such Indebtedness is incurred (not to exceed $500,000,000);
(c) Indebtedness existing on the Closing Date and disclosed on Schedule 7.1;
(d) (i) Guaranty Obligations incurred by a Loan Party in respect of Indebtedness of another Loan Party otherwise permitted by this Section 7.1, (ii) Guaranty Obligations incurred by any Foreign Subsidiary in respect of the Indebtedness of a Foreign Subsidiary otherwise permitted by this Section 7.1 and (iii) unsecured Guaranty Obligations incurred by a Loan Party in respect of the Indebtedness of a Foreign Subsidiary otherwise permitted by this Section 7.1;
(e) Capital Lease Obligations and purchase money Indebtedness incurred by a Warnaco Entity to finance the acquisition or construction of fixed assets in an aggregate outstanding principal amount, when aggregated with the amount of Refinancing Indebtedness or refunding Indebtedness in respect thereof outstanding pursuant to clause (f), not to exceed the Dollar Equivalent of $40,000,000 at any time;

(f) Renewals, extensions, refinancings, exchanges and refundings (collectively, “Refinancing Indebtedness”) of Indebtedness permitted by clauses (c), (e), (h) and (o) of this Section 7.1 and this clause (f); provided, however, that (A) any such Refinancing Indebtedness is in an aggregate principal amount not greater than the principal amount of the Indebtedness being renewed, extended, refinanced, exchanged or refunded (the “Refinanced Indebtedness”) plus any premiums payable in connection therewith and any fees and expenses incurred in connection therewith and (B) in the case of any Refinancing Indebtedness in respect of Qualifying Debt, such Indebtedness has no payments of principal scheduled to be due and payable prior to the date that is 91 days after the Term B Loan Maturity Date;
(g) Indebtedness of the Foreign Subsidiaries of Group not otherwise permitted under this Section 7.1; provided, however, that the Dollar Equivalent of the aggregate outstanding principal amount of all such Indebtedness shall not exceed $200,000,000 at any time;
(h) Capital Lease Obligations arising from any Sale and Leaseback Transaction permitted pursuant to Section 7.16;
(i) Indebtedness arising from intercompany loans from any Warnaco Entity to any other Warnaco Entity, provided that (i) such Investment is permitted to be made by such Warnaco Entity under Section 7.3(a) and (ii) any such Indebtedness owing from a Loan Party to a Subsidiary that is not a Loan Party (other than to a Canadian Subsidiary of Group) shall be subordinated in right of payment to the Obligations following the occurrence and during the continuance of any Event of Default;
(j) Indebtedness incurred for the sole purpose of financing the payment of insurance premiums in the ordinary course of business, in an aggregate amount not to exceed $15,000,000 at any one time outstanding;
(k) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business;
(l) Obligations under Hedging Contracts permitted under Section 7.12;
(m) contingent obligations in respect of customary earn-out, deferred compensation and indemnification obligations in connection with acquisitions, investments and dispositions otherwise permitted by this Agreement;
(n) other Indebtedness the aggregate Dollar Equivalent of the principal amount of which shall not exceed $75,000,000 at any time;
(o) Qualifying Debt (i) so long as, as of the date of the incurrence of such Qualifying Debt, the Consolidated Interest Coverage Ratio is at least 2.25 to 1.00 for the most recent four Fiscal Quarter period or (ii) which is designated as Refinancing Debt;

(p) Indebtedness assumed in connection with any Permitted Acquisition, provided that such Indebtedness was not incurred in contemplation of such Permitted Acquisition; and
(q) Qualifying Debt that is Subordinated Indebtedness so long as, as of the date of the incurrence of such Subordinated Indebtedness, the Consolidated Interest Coverage Ratio is at least 2.00 to 1.00 for the most recent four Fiscal Quarter period.
Section 7.2 Liens, Etc. Each of Group and each of the Borrowers will not, and will not permit any of their respective Subsidiaries to, create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income, except for:
(a) Liens created pursuant to the Loan Documents;
(b) Liens granted by a Foreign Subsidiary of Group securing Indebtedness permitted under Section 7.1(g);
(c) Liens existing on the Closing Date and disclosed on Schedule 7.2;
(d) Customary Permitted Liens;
(e) purchase money Liens granted by a Warnaco Entity (including the interest of a lessor under a Capital Lease and purchase money Liens to which any property is subject at the time of such Warnaco Entity’s acquisition thereof or within 90 days thereafter) securing Indebtedness permitted under Section 7.1(e) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease;
(f) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clause (c), (e), (l) or (m) of this Section 7.2 as long as such Lien does not cover any assets not subject to the Lien securing the Indebtedness being renewed, extended, refinanced or refunded and the amount of Indebtedness secured thereby is not increased except as permitted by Section 7.1(f);
(g) Liens in favor of lessors securing operating leases or, to the extent such transactions create a Lien thereunder, sale and leaseback transactions, in each case to the extent such operating leases or sale and leaseback transactions are permitted hereunder;
(h) Liens not otherwise permitted under this Section 7.2, other than in favor of the PBGC, arising out of judgments or awards in respect of which the applicable Warnaco Entity shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review; provided it shall have set aside on its books adequate reserves, in accordance with Agreement Accounting Principles, with respect to such judgment or award and; provided, further, that any such judgment shall not give rise to an Event of Default;

(i) Liens on any bills of lading, airway bills, receipts and other applicable documents of title (and inventory and goods covered thereby) delivered with respect to letters of credit issued for the benefit of suppliers of inventory pursuant to facilities provided to a Foreign Subsidiary and in respect of which all inventory and goods are located outside the United States;
(j) Liens securing Indebtedness incurred under Section 7.1(j); provided that such Liens shall only encumber Insurance Assets that relate directly to the Indebtedness such assets secure and that have an aggregate value not in excess of $15,000,000;
(k) other Liens not otherwise permitted under this Section 7.2, securing obligations in an amount not to exceed $50,000,000 in an aggregate amount outstanding at any time;
(l) Liens granted by the Loan Parties or any of their Subsidiaries to the secured parties under the ABL Facilities to secure Indebtedness permitted by Section 7.1(b) (and any Hedging Contracts and cash management obligations secured in connection with the ABL Facilities) and Liens securing any other Secured Obligations (as defined in each of the ABL Facilities) so long as, in each instance, any such Liens on the Collateral are subject to the terms of the Intercreditor Agreement;
(m) Liens on (i) Collateral or (ii) assets of any Warnaco Entity that is not a Loan Party, securing Qualifying Junior Lien Secured Debt so long as, in the case of clause (i) above, such Liens are expressly junior to the Liens securing the Obligations pursuant to the terms of the Junior Lien Intercreditor Agreement;
(n) Liens on property acquired by any Warnaco Entity (to the extent such acquisitions are permitted hereunder) after the date hereof and which are in place at the time such properties are so acquired and not created in contemplation of such acquisition;
(o) licenses and sublicenses of intellectual property granted in the ordinary course of business;
(p) Liens on the shares issued by any joint venture (to the extent not constituting Collateral) to secured obligations owed to the other partners of such joint venture; and
(q) Liens on the assets of any Warnaco Entity securing obligations under Hedging Contracts.
Section 7.3 Investments. Each of Group and each of the Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly make or maintain any Investment except:
(a) (i) Investments by any Warnaco Entity in any Warnaco Entity in an amount not exceeding the amount outstanding on the Closing Date and as set forth on Schedule 7.3, and (ii) additional Investments by (A) any Warnaco Entity in a Loan Party, (B) any Warnaco Entity that is not a Loan Party in any other Warnaco Entity, and (C) any Loan Party in a Warnaco Entity that is not a Loan Party (1) to the extent required by applicable law to fulfill statutory capital requirements, (2) solely for the purposes of funding (x) the operations of such Foreign Subsidiary, not to exceed in the aggregate $50,000,000 at any time outstanding under this subclause (a)(ii)(C)(2)(x), and (y) the repayment of Indebtedness owed by such Warnaco Entity to any Loan Party, (3) to the extent necessary for such entity to pay taxes that are due and payable and (4) reasonably concurrently with any Permitted Acquisition hereunder; provided, that in each case (other than investments made as capital contributions pursuant to subclause (ii)(C)(1)) such Investment shall be evidenced by a promissory note in form and substance satisfactory to the Administrative Agent, the Collateral Agent shall have a perfected security interest in such promissory note and no Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom; provided, further, that in the case of investments made as capital contributions pursuant to subclause (ii)(C)(1) such Investment shall be permitted only to the extent that substantially concurrently with such Investment the Borrowers shall have complied with the requirements of Section 6.11(b);
(b) Investments in cash, Cash Equivalents and Investment Grade Debt Securities;
(c) Investments existing on the Closing Date and described on Schedule 7.3;
(d) Investments in payment intangibles, chattel paper (each as defined in the UCC) and Accounts, notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrowers and their Subsidiaries;
(e) Investments consisting of Stock or Stock Equivalents, obligations, securities or other property received in a bankruptcy proceeding or in settlement of claims arising in the ordinary course of business;
(f) (i) advances or loans to directors or employees of the Warnaco Entities that do not exceed $2,000,000 in the aggregate at any one time outstanding (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the United States Sarbanes-Oxley Act of 2002), and (ii) advances for employee travel, relocation and other similar and customary expenses incurred in the ordinary course of business that do not exceed $3,000,000 in the aggregate at any one time outstanding;
(g) Investments consisting of promissory notes received in connection with an Asset Sale permitted pursuant to Section 7.4(b); provided that any such promissory notes in favor of a Loan Party are pledged to the Collateral Agent within five (5) Business Days’ of the receipt thereof by any Loan Party as additional Collateral pursuant to the Pledge and Security Agreement;
(h) Guaranty Obligations permitted by Section 7.1;
(i) Permitted Acquisitions;
(j) other Investments in an aggregate amount invested not to exceed the Dollar Equivalent of $50,000,000 at any time;

(k) so long as no Event of Default has occurred and is continuing and so long as the Consolidated Interest Coverage Ratio for Group is at least 2.25 to 1.00 for the most recent four Fiscal Quarter period for which Financial Statements have been delivered pursuant to Section 5.1 on a pro forma basis after giving effect to the making of such Investment, Investments out of the portion of the Available Amount that the Borrowers elect to apply pursuant to this clause (k); and
(l) transactions permitted by Section 7.7 to the extent constituting Investments.
Section 7.4 Sale of Assets. Each of Group and each of the Borrowers will not, and will not permit any of their respective Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of its assets or, in the case of any Subsidiary of Group, issue or sell any shares of such Subsidiary’s Stock or Stock Equivalent (any such disposition being an “Asset Sale”), except:
(a) the sale or disposition of inventory in the ordinary course of business;
(b) the sale of any asset or assets (including, without limitation, a Subsidiary’s Stock) by a Warnaco Entity as long as (i) the purchase price paid to such Warnaco Entity for such asset shall be no less than the Fair Market Value of such asset at the time of such sale, (ii) no less than 75% of the purchase price for such asset shall be paid in cash, (iii) no Default or Event of Default has occurred and is continuing at the time of such sale or would result from such sale, and (iv) the aggregate Fair Market Value received for all assets sold by the Loan Parties and their Subsidiaries following the Closing Date pursuant to this clause (b) shall not exceed $200,000,000;
(c) transfers of assets from (i) any Loan Party to any other Loan Party, (ii) any Loan Party to any Warnaco Entity that is not a Loan Party, provided that the aggregate Fair Market Value of assets sold, leased, transferred or otherwise disposed of pursuant to this subclause (ii) (other than pursuant to the next proviso of this subclause (ii)) shall not exceed $20,000,000 in the aggregate plus the Fair Market Value of any equipment and inventory owned on the Closing Date by a Loan Party in connection with its domestic manufacturing operations that are subsequently transferred to a Foreign Subsidiary, and provided further that the Loan Parties may transfer the Calvin Klein Underwear trademark and/or rights to use such trademark to one or more Warnaco Entities that are not Loan Parties so long as (A) each such transfer shall be on arm’s-length terms and the price paid to the transferring Loan Parties shall be no less than the Fair Market Value of such trademark at the time of such transfer, (B) each such transfer is for cash, Cash Equivalents and/or a note (such note to be on arm’s-length terms at a market interest rate and otherwise reasonably acceptable to the Administrative Agent and pledged to the Collateral Agent for the benefit of the Secured Parties), (C) no Default or Event of Default has occurred and is continuing at the time of such transfer or would result from such transfer and (D) the transferee of such trademark shall have entered into an agreement on terms reasonably satisfactory to the Administrative Agent pursuant to which such transferee agrees that the Collateral Agent may dispose of Inventory utilizing such trademark without restriction or royalty payment to the transferee, and (iii) any Warnaco Entity that is not a Loan Party to any other Warnaco Entity;

(d) the licensing or sublicensing of trademarks and trade names by any Warnaco Entity in the ordinary course of business;
(e) the rental by the Warnaco Entities, as lessors or sub-lessors, in the ordinary course of their respective businesses, on an arm’s-length basis, of real property and personal property, in each case under leases (other than Capital Leases);
(f) the sale or disposition of machinery and equipment no longer used or useful in the business of the Warnaco Entities;
(g) any sale of fixed assets not in connection with a Sale and Leaseback Transaction that were purchased in connection with a proposed lease financing transaction within 45 days of such Asset Sale, which assets are subsequently leased back by the Borrowers or one of their Subsidiaries;
(h) any Lien permitted by Section 7.2, Investment permitted by Section 7.3, Restricted Payment permitted by Section 7.5, or transaction permitted by Section 7.7;
(i) any Asset Sale in connection with a Sale and Leaseback Transaction permitted pursuant to Section 7.16; and
(j) the sale of any asset listed on Schedule 7.4.
Section 7.5 Restricted Payments. Each of Group and each of the Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:
(a) Restricted Payments by any Subsidiary of any of the Borrowers to any of the Borrowers or any Subsidiary of any of the Borrowers that owns Stock of such Subsidiary and to each other owner of Stock of such Subsidiary;
(b) dividends and distributions declared and paid on the common Stock of Group and payable only in common Stock of Group;
(c) cash dividends on the Stock of the Borrower to Group paid and declared in any Fiscal Year solely for the purpose of funding the following:
(i) ordinary operating expenses of Group to cover, inter alia, fees and expenses of directors, directors’ and officers’ insurance, and costs associated with regulatory compliance; and
(ii) payments by Group in respect of foreign, federal, state or local taxes owing by Group in respect of the Warnaco Entities, but not greater than the amount that would be payable by the Borrower, on a consolidated basis, if the Borrower were the taxpayers; and

(d) so long as no Event of Default has occurred and is continuing and so long as the Consolidated Interest Coverage Ratio for Group is at least 2.25 to 1.00 for the most recent four Fiscal Quarter period for which Financial Statements have been delivered pursuant to Section 5.1 on a Pro Forma Basis after giving effect, without duplication, to the making of such Restricted Payment, any Loan Party and any of its Subsidiaries may make Restricted Payments from the portion of the Available Amount that the Borrowers elect to apply pursuant to this clause (d) (including, without limitation, dividends paid to Group by the Borrower in connection therewith). It is understood and agreed that any Restricted Payment made by the Borrower to Group in order for Group to make a Restricted Payment shall be permitted to the extent in compliance with this clause (d) and shall not affect the Available Amount.
Section 7.6 Prepayment of Indebtedness. Neither Group nor the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Specified Indebtedness; provided, however, that any Warnaco Entity may (i) make regularly scheduled payments of Specified Indebtedness, (ii) renew, extend, refinance, exchange and refund Specified Indebtedness, as long as such renewal, extension, refinancing or refunding is permitted under Section 7.1(f), (iii) so long as no Event of Default has occurred and is continuing and so long as the Consolidated Interest Coverage Ratio for Group is at least 2.25 to 1.00 for the most recent four Fiscal Quarter period for which Financial Statements have been delivered pursuant to Section 5.1 on a Pro Forma Basis after giving effect to the making of such payment, make payments in respect of Specified Indebtedness from the portion of the Available Amount that the Borrowers elect to apply pursuant to this clause (iii), (iv) to the extent not prohibited by the terms of any Qualifying Debt, the repurchase of Qualifying Debt from any Declined Amount that is attributable to any Asset Sale or Property Loss Event, (v) convert or exchange Indebtedness into Stock of Group other than Disqualified Stock of Group and (vi) prepay any Subordinated Indebtedness payable to any other Loan Party.
Section 7.7 Restriction on Fundamental Changes. Each of Group and each of the Borrowers will not, and will not permit any of its respective Subsidiaries to, merge with any Person, consolidate with any Person, dissolve, acquire all or substantially all of the Stock or Stock Equivalents of any Person, acquire all or substantially all of the assets constituting a business, division, branch or other unit of operation or trademark of any Person, enter into any joint venture or partnership with any Person, or acquire or create any Subsidiary, except that:
(a) any Warnaco Entity may merge into or consolidate with any Loan Party; provided, however, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Loan Party and, if any of the Borrower, the CK Borrower or the Swimwear Borrower is a party to any such merger or consolidation, then the Borrower, CK Borrower or Swimwear Borrower shall be the surviving entity of such merger or consolidation;

(b) any Warnaco Entity that is not a Loan Party may merge into or consolidate with any other Warnaco Entity that is not a Loan Party; provided, however, that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Wholly Owned Subsidiary of Group;
(c) any Warnaco Entity may form a new Wholly Owned Subsidiary; provided, however, that if a Domestic Subsidiary is formed, such Domestic Subsidiary shall become a Loan Party;
(d) any Warnaco Entity which is inactive or dormant (meaning that on the date of determination and on a consolidated basis with its Subsidiaries, it has assets with an aggregate Fair Market Value of less than $100,000) may be dissolved, provided that if such Warnaco Entity is a Loan Party, all assets distributed upon dissolution shall be distributed to another Loan Party; and
(e) any Warnaco Entity may consummate any Investment permitted under Section 7.3, including any Permitted Acquisition or Asset Sale permitted by Section 7.4.
Section 7.8 Change in Nature of Business.
(a) Each of Group and each of the Borrowers will not, and will not permit any of its respective Subsidiaries to, engage as its primary business in any line of business that is material to Group and its Subsidiaries, taken as a whole, and that is substantially different from those lines of business conducted by Group and its Subsidiaries on the date hereof or any business reasonably related, ancillary or complementary thereto.
(b) Group shall not engage in any business other than (i) holding shares in the Stock of the Borrower, (ii) paying taxes, (iii) preparing reports to Governmental Authorities, national securities exchanges and its shareholders and debt holders, (iv) maintaining its legal existence, holding directors and shareholders meetings, preparing corporate records and other corporate activities required to maintain its separate corporate structure, including the ability to incur fees, costs and expenses relating to such maintenance, (v) issuing, selling and contributing Stock, (vi) performing its obligations and activities incidental thereto under the Loan Documents, the ABL Facilities and any Qualifying Debt, (vii) making Restricted Payments and Investments to the extent permitted by this Agreement, (viii) entering into unsecured guaranties of Indebtedness and other obligations of its Subsidiaries to the extent permitted by Section 7.1(d) and (ix) activities incidental to the foregoing.
Section 7.9 Transactions with Affiliates. Each of Group and each of the Borrowers will not, and will not permit any of its respective Subsidiaries to, except as otherwise expressly permitted herein, do any of the following: (a) make any Investment in an Affiliate of Group which is not a Warnaco Entity; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of Group which is not a Warnaco Entity; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of Group which is not a Warnaco Entity; (d) repay any Indebtedness to any Affiliate of Group which is not a Warnaco Entity; or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of Group which is not a Warnaco Entity (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions that are no less favorable to such Warnaco Entity as would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate, (ii) transactions permitted under Section 7.5, (iii) salaries and other employee compensation to officers or directors of any Warnaco Entity and (iv) transactions with any joint venture or other Person that is an Affiliate of Group solely as a result of a Warnaco Entity’s Investments in such Person.

Section 7.10 Restrictions on Subsidiary Distributions; No New Negative Pledge. Other than (i) pursuant to the Loan Documents, the ABL Facilities, the documents governing any Indebtedness permitted under Sections 7.1(c), (g) and (o), any agreements governing any purchase money Indebtedness or Capital Lease Obligations permitted by Sections 7.1(e) and (h) or any renewal, extension, refinancing, exchange or refunding of any such Indebtedness or Capital Lease Obligations permitted under Section 7.1(f) (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (ii) any restrictions consisting of customary non-assignment provisions that are entered into in the ordinary course of business consistent with prior practice to the extent that such provisions restrict the transfer or assignment of such contract, (iii) with respect to any asset that is subject to a contract of sale permitted by Section 7.4 or which contract acknowledges that a waiver under Section 7.4 is necessary, (iv) pursuant to any agreement in effect at the time any Subsidiary becomes a Subsidiary or any Warnaco Entity, so long as such agreement was not entered into in contemplation of such person becoming a Subsidiary, or (v) customary provisions in joint venture agreements and similar agreements that restrict the transfer of assets of, or equity interests in, joint ventures, each of Group and each of the Borrowers will not, and will not permit any of their respective Subsidiaries to:
(a) agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, any other Warnaco Entity, or
(b) enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of any Warnaco Entity to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Secured Obligations, including any agreement which requires other Indebtedness or Contractual Obligation to be equally and ratably secured with the Secured Obligations.
Section 7.11 Modification of Constituent Documents. Each of Group and each of the Borrowers will not, and will not permit any of their respective Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially and adversely affect the interests of the Facility Agents or the Secured Parties under the Loan Documents or in the Collateral.
Section 7.12 No Speculative Transactions. Each of Group and each of the Borrowers will not, and will not permit any of their respective Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging risk with respect to interest rates, currency exchange rates and commodity prices or otherwise consistent with industry practice.

Section 7.13 Modification of Debt Agreements. Neither Group nor the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, change or amend the terms of any Specified Indebtedness (or any indenture, agreement or other material document entered into in connection therewith) if the effect of such amendment is to (a) change the subordination provisions, if any, of such Indebtedness or (b) change or amend any Qualifying Debt in a manner that it causes it to no longer be classified as Qualifying Debt.
Section 7.14 Accounting Changes; Fiscal Year. Each of Group and the Borrowers will not, and will not permit any of its respective Subsidiaries to, change its (a) accounting treatment and reporting practices, except as required by Agreement Accounting Principles, the Financial Accounting Standards Board or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.
Section 7.15 Margin Regulations. Neither Group nor the Borrowers shall, nor shall they permit any of their respective Subsidiaries to, use all or any portion of the proceeds of any credit extended hereunder to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) in contravention of Regulation U of the Federal Reserve Board.
Section 7.16 Sale and Leaseback Transactions. Each of Group and each of the Borrowers will not, and will not permit any Loan Party to, enter into any Sale and Leaseback Transaction if, after giving effect to such Sale and Leaseback Transaction, the Dollar Equivalent of the aggregate Fair Market Value of all properties covered by Sale and Leaseback Transactions would exceed $20,000,000.
ARTICLE VIII
EVENTS OF DEFAULT
Section 8.1 Events of Default. Each of the following events shall be an Event of Default:
(a) The Borrowers shall (i) fail to pay any principal of any Loan when the same becomes due and payable or (ii) fail to pay interest or fees under any Loan Document when due and such payment default shall continue for three (3) Business Days; or
(b) any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or
(c) any Loan Party shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.2, Section 6.1 (with respect to the Borrowers) or Article VII or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender; or

(d) (i) any Warnaco Entity shall fail to make any payment on any Indebtedness (other than the Obligations) of any Warnaco Entity (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount of $25,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled payment or a negotiated required prepayment), prior to the stated maturity thereof; or
(e) (i) any Warnaco Entity shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any Warnaco Entity seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts, under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, that, in the case of any such proceedings instituted against a Warnaco Entity (but not instituted by a Warnaco Entity), either such proceedings shall remain undismissed or unstayed for a period of 30 days or more or any action sought in such proceedings shall occur or (iii) any Warnaco Entity shall take any corporate action to authorize any action set forth in clauses (i) and (ii) above; or
(f) any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party thereto, or any Loan Party shall so state in writing; or
(g) any Collateral Document shall for any reason (other than pursuant to the terms thereof or as a result of the negligence of any Facility Agent) fail or cease to create a valid and enforceable Lien on any material portion of the Collateral purported to be covered thereby or, except as permitted by the Loan Documents, such Lien shall fail or cease to be a perfected Lien having the priority described in Section 4.20 and the Collateral Documents, or any Loan Party shall so state in writing; or
(h) one or more judgments or orders (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $25,000,000 in the case of a money judgment, to the extent not covered by insurance, shall be rendered against one or more Warnaco Entity and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) an ERISA Event shall have occurred that has resulted in a Material Adverse Effect; or
(j) there shall occur a Change of Control.
Section 8.2 Remedies. During the continuance of any Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by notice to the Borrowers, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon all such Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of any of the Events of Default specified in Section 8.1(e) with respect to the Borrowers, the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers; and provided, further, that in addition to the remedies set forth above, the Facility Agents and the Lenders shall be entitled to exercise all of their respective rights and remedies under the Loan Documents, including, without limitation, in the case of the Collateral Agent, all rights and remedies with respect to the Collateral provided under the Collateral Documents and in the case of all Agents, any other remedies provided by applicable law.
ARTICLE IX
THE AGENTS
Section 9.1 Authorization and Action.
(a) (i) Each Lender hereby appoints JPMCB as the Administrative Agent hereunder and under the other Loan Documents and each Lender authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(ii) The Administrative Agent and each Lender hereby appoints JPMCB as the Collateral Agent hereunder and under the other Loan Documents and the Administrative Agent, each Lender authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Collateral Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, the Administrative Agent and each Lender hereby authorizes the Collateral Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Collateral Agent is a party, to exercise all rights, powers and remedies that the Collateral Agent may have under such Loan Documents and, in the case of the Collateral Documents, to act as agent for the Administrative Agent, the Lenders and the other Secured Parties under such Collateral Documents.

(b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), no Facility Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders; provided, however, that no Facility Agent shall be required to take any action which (i) such Facility Agent in good faith believes exposes it to personal liability unless such Facility Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement, any other Loan Document or applicable Requirements of Law. Each Facility Agent agrees to give to each other Facility Agent and each Lender, to the extent required hereunder, prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.
(c) In performing its functions and duties hereunder and under the other Loan Documents, (i) the Administrative Agent is acting solely on behalf of the Lenders and (ii) the Collateral Agent is acting solely on behalf of the Administrative Agent and the Lenders, except, in the case of the Administrative Agent, to the limited extent provided in Section 2.4(b) and Section 10.2(b)(iv), and each of their respective duties are entirely administrative in nature. No Facility Agent assumes, and shall not be deemed to have assumed, any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as agent, fiduciary or trustee of or for any other Agent, Lender or holder of any other Obligation. Any Facility Agent may perform any of its duties under any of the Loan Documents by or through its agents or employees.
Section 9.2 Agent’s Reliance, Etc. None of the Facility Agents, any of their respective Affiliates, or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or any of the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent and the Collateral Agent (a) may rely on the Register to the extent set forth in Section 10.2(b)(iv); (b) may consult with legal counsel (including counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Agent or any Lender and shall not be responsible to any other Agent or any Lender for any statements, warranties or representations made by or on behalf of Group or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (d) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (e) shall not be responsible to any other Agent or any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.
Section 9.3 The Agents Individually. With respect to any Loans held by it hereunder, each Facility Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders” or “Requisite Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include each Facility Agent in its individual capacity as a Lender or as one of the Requisite Lenders, as the case may be. Each Facility Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as a Facility Agent hereunder or under the other Loan Documents.
Section 9.4 Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon any Facility Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of the Borrowers and each other Loan Party in connection with the making and continuance of the Loans. Each Lender also acknowledges that it will, independently and without reliance upon any Facility Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.
Section 9.5 Indemnification. Each Lender agrees to indemnify each of the Facility Agents and each of its respective Affiliates and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by a Loan Party and without limiting its obligation to do so) from and against such Lender’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, any Facility Agent or any of its Affiliates, directors, officers, employees, agents or advisors in any way relating to or arising out of this Agreement, any of the other Loan Documents or any action taken or omitted by any Facility Agent under this Agreement or any of the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Facility Agent’s or such Affiliate’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse each Facility Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees and disbursements of legal counsel) incurred by such Facility Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or any of the other Loan Documents, to the extent that such Facility Agent is not reimbursed for such expenses by a Loan Party.

Section 9.6 Successor Agents.
(a) Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the other Facility Agents, the Lenders and the Borrowers and shall, immediately upon giving such notice, be discharged from its duties and obligations under this Agreement and the other Loan Documents. Upon any such resignation by the Administrative Agent, the Requisite Lenders shall have the right to appoint a successor Administrative Agent, provided that such successor shall be a United States person as defined in Section 7701(a)(30) of the Code. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. Such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld or delayed and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. At any time after the discharge of a retiring Administrative Agent from its duties and obligations under this Agreement and prior to any Person accepting its appointment as a successor Administrative Agent, the Requisite Lenders shall assume and perform all of the duties of such retiring Administrative Agent hereunder until such time, if any, as a successor Administrative Agent shall become the Administrative Agent hereunder. After its resignation, the retiring Administrative Agent shall continue to have the benefit of this Article IX as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement or any of the other Loan Documents.
(b) Collateral Agent. The Collateral Agent may resign at any time by giving written notice thereof to the Administrative Agent, the Lenders and the Borrowers. Upon any such resignation, the Administrative Agent shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Administrative Agent and shall have accepted such appointment, within 30 days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent. Such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld or delayed and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Promptly after any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents and to protect and maintain the Liens held by the Collateral Agent for the benefit of the Secured Parties (including delivery of any Collateral in its possession to the successor Collateral Agent). If no Person has accepted appointment as a successor Collateral Agent within 30 days after the retiring Collateral Agent’s giving of notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Administrative Agent shall assume and perform all of the duties of the retiring Collateral Agent hereunder until such time, if any, as the Administrative Agent shall appoint a successor Collateral Agent as provided for above. After its resignation, the retiring Collateral Agent shall continue to have the benefit of this Article IX as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement or any of the other Loan Documents.
Section 9.7 Concerning the Collateral and the Collateral Documents.
(a) (i) Each Lender agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the other applicable Secured Parties. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority to act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Term Loans.
(ii) The Administrative Agent and each Lender agrees that any action taken by the Collateral Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Collateral Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Administrative Agent, the Lenders and the other Secured Parties. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (1) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Collateral Documents; provided that the Collateral Agent shall pay such amounts to the Administrative Agent for application in accordance with the provisions of this Agreement and the other Loan Documents, (2) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by Group or any of its Subsidiaries, (3) act as collateral agent for the Administrative Agent, the Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, that the Collateral Agent hereby appoints, authorizes and directs the Administrative Agent and each Lender to act as collateral sub-agent for the Collateral Agent, the Administrative Agent, the Lenders and the other Secured Parties for purposes of the perfection of all security interests and Liens with respect to the Collateral, including any Deposit Account maintained by a Loan Party with, and cash and Cash Equivalents held by, the Administrative Agent or such Lender, (4) manage, supervise and otherwise deal with the Collateral, (5) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents and (6) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Collateral Agent, the Lenders and the other Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable Requirements of Law or otherwise.
(b) At the request of the Borrowers, the Collateral Agent shall, and each of the Administrative Agent and the Lenders hereby authorizes and directs the Collateral Agent (without any further notice to or consent of any such Person) to, promptly release (or, in the case of clause (ii) below, release or subordinate as required by the holders of any Lien specified thereunder) any Lien held by the Collateral Agent for the benefit of the Secured Parties against any of the following:
(i) all of the Collateral and all Loan Parties, upon receipt of a written notice from the Administrative Agent that the Commitments have been terminated and all Loans and all other Obligations that the Administrative Agent has been notified in writing are then due and payable have been paid in full;
(ii) any part of the Collateral that is subject to a Lien permitted by Sections 7.2(c), (e), (f), (l) or (m); and
(iii) any part of the Collateral (A) sold or disposed of by a Loan Party if such sale or disposition is permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement) (other than an Asset Sale to a Loan Party) or (B) that constitutes Stock of a Subsidiary Guarantor if such Subsidiary Guarantor has been dissolved pursuant to Section 7.7(d).
(c) Each of the Administrative Agent and the Lenders hereby authorizes and directs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release (or subordinate) Liens to be released (or subordinated) pursuant to this Section 9.7 promptly upon the effectiveness of any such release (or subordination). Unless expressly permitted by a Loan Document (or permitted pursuant to a waiver of or consent to a transaction otherwise prohibited by this Agreement), the Collateral Agent shall not release any Lien or any Subsidiary Guarantor from its obligations under the Guaranty.

Section 9.8 Collateral Matters Relating to Related Obligations. The provisions of this Agreement and the other Loan Documents relating to the Collateral shall extend to and be available in respect of any Secured Obligation arising under any Hedging Contract or Cash Management Obligation or that is otherwise owed to Persons other than the Facility Agents and the Lenders (collectively, “Related Obligations”) solely on the condition and understanding, as among the Facility Agents and all Secured Parties, that (a) the Related Obligations shall be entitled to the benefit of the Collateral to the extent expressly set forth in this Agreement and the other Loan Documents and to such extent the Facility Agents shall hold, and have the right and power to act with respect to, the Guaranty and the Collateral on behalf of and as agent for the holders of the Related Obligations, but each Facility Agent is otherwise acting solely as agent for the Lenders and shall have no fiduciary duty, duty of loyalty, duty of care, duty of disclosure or other obligation whatsoever to any holder of Related Obligations, (b) all matters, acts and omissions relating in any manner to the Guaranty, the Collateral, or the omission, creation, perfection, priority, abandonment or release of any Lien, shall be governed solely by the provisions of this Agreement and the other Loan Documents and no separate Lien, right, power or remedy shall arise or exist in favor of any Secured Party under any separate instrument or agreement or in respect of any Related Obligation, (c) each Secured Party shall be bound by all actions taken or omitted, in accordance with the provisions of this Agreement and the other Loan Documents, by any of the Facility Agents and the Requisite Lenders, each of whom shall be entitled to act at its sole discretion and exclusively in its own interest given its own Commitments and its own interest in the Loans and other Obligations to it arising under this Agreement or the other Loan Documents, without any duty or liability to any other Secured Party or as to any Related Obligation and without regard to whether any Related Obligation remains outstanding or is deprived of the benefit of the Collateral or becomes unsecured or is otherwise affected or put in jeopardy thereby, (d) no holder of Related Obligations and no other Secured Party (except the Facility Agents and the Lenders, to the extent set forth in this Agreement) shall have any right to be notified of, or to direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under this Agreement or the other Loan Documents and (e) no holder of any Related Obligation shall exercise any right of setoff, banker’s lien or similar right except to the extent provided in Section 10.6 and then only to the extent such right is provided for under the documents governing such Related Obligation and exercised in compliance with Section 10.7.
Section 9.9 Posting of Approved Electronic Communications.
(a) Each of the Facility Agents, the Lenders and Group and each of the Borrowers agree, and Group shall cause each other Loan Party to agree, that the Administrative Agent and the Collateral Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Facility Agents to be their electronic transmission system (the “Approved Electronic Platform”).
(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Facility Agents from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, Group and the Borrowers acknowledge and agree, and Group shall cause each other Loan Party to acknowledge and agree, that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Facility Agents, the Lenders, Group and the Borrowers hereby approve, and Group shall cause each other Loan Party to approve, distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes, and Group shall cause each other Loan Party to understand and assume, the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE.” NONE OF THE FACILITY AGENTS OR ANY OF THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE “AGENT AFFILIATES”) WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY OF THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.
(d) Each of the Lenders, Group and the Borrowers agree, and Group shall cause each other Loan Party to agree, that each Facility Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with such Agent’s generally-applicable document retention procedures and policies.
Section 9.10 Co-Syndication Agents; Co-Documentation Agents; Arrangers; Joint Bookrunners. None of the Co-Syndication Agents, the Co-Documentation Agents, the Joint Bookrunners or the Arrangers shall have any obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity. Without limiting the foregoing, none of the Co-Syndication Agents, the Co-Documentation Agents, the Joint Bookrunners or the Arrangers shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges and agrees that it has not relied, and will not rely, on any of the Arrangers, the Joint Bookrunners, the Co-Syndication Agents, the Co-Documentation Agents or any of the other Lenders in deciding whether to enter into this Agreement or in taking or not taking action hereunder.
Section 9.11 Authority to Enter into Intercreditor Agreement. The Administrative Agent and the Collateral Agent are hereby authorized, without any further consent of any Lender (other than the consent of the Requisite Lenders provided in connection with this Agreement) to enter into the Intercreditor Agreement or any intercreditor agreements with holders of Qualifying Junior Lien Secured Debt.

Section 9.12 Withholding. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrowers and without limiting or expanding the obligation of the Borrowers to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Article IX. The agreements in this Article IX shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender any refund of Taxes withheld or deducted from funds paid for the account of such Lender.
ARTICLE X
MISCELLANEOUS
Section 10.1 Amendments, Waivers, Etc.
(a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and (y) in the case of any other amendment, by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and the Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:
(i) no amendment, waiver or consent shall, unless in writing and signed by each Lender adversely affected thereby, in addition to the Requisite Lenders, do any of the following:
(A) waive any of the conditions specified in Section 3.1 (subject to Section 3.3);

(B) increase the Commitment of such Lender;
(C) extend the scheduled final maturity of any Loan owing to such Lender, or waive, reduce, or postpone any scheduled date fixed for, the payment of principal, interest or fees owing to such Lender (it being understood that Section 2.9 does not provide for scheduled dates fixed for payment);
(D) reduce the principal amount of any Loan owing to such Lender;
(E) reduce the rate of interest on any Loan or any fee payable hereunder to such Lender or waive any such obligation (other than with respect to default interest); or
(F) alter the order of application specified in Section 2.13(h); and
(ii) no amendment, waiver or consent, unless signed by each Lender (or by the Administrative Agent with the consent of each Lender), shall do any of the following:
(A) release all or substantially all of the Collateral or release any Guarantor from its obligations under the Guaranty except as provided in Section 9.7 or as expressly provided under the Guaranty; or
(B) amend Section 10.7 or this Section 10.1 or the definition of the terms “Requisite Lenders” or “Ratable Portion”; provided that with the consent of the Requisite Lenders, such terms may be amended to include additional extensions of credit hereunder in the determination of such terms as to the Term B Loans;
provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the applicable Facility Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Facility Agent under this Agreement or any of the other Loan Documents; and provided, further, that (i) the Administrative Agent may, with the consent of the Borrowers, amend, modify or supplement this Agreement or any other Loan Document to cure any ambiguity, omission, defect or inconsistency, (ii) any Loan Documents may be amended from time to time by the Administrative Agent, the Collateral Agent and the relevant Loan Party alone (i.e. without any Lender consent or approval) to add a Subsidiary of Group as a Subsidiary Guarantor or as a grantor under a Collateral Document or to subject to the Lien of any applicable Loan Document assets or property not then subject to the Lien of such Loan Document, (iii) the Facility Agents may enter into amendments or supplements to or replacements of the Intercreditor Agreement or the Junior Lien Intercreditor Agreement in connection with any refinancing of any of the ABL Facilities (or any portion thereof) or incurrence or refinancing of Qualifying Junior Lien Secured Debt and (iv) the Borrowers and the Administrative Agent may without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent to effect the provisions of Section 2.5 or 2.6 or to effect any refinancing or replacement of the Term Loans with any Replacement Term Loans or to release any assets as Collateral in accordance with Section 9.7 or any Subsidiary as a Guarantor in accordance with the Guaranty.

(b) Notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended (or amended and restated) with the written consent of the Requisite Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Requisite Lenders.
(c) In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than (and may be longer than) the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing and (c) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.
(d) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any applicable Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.
Section 10.2 Successors and Assigns.
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as expressly permitted hereunder, neither Group nor the Borrowers may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than Affiliates of the Borrowers natural persons and Competitors, provided that any such Assignment and Assumption entered into has a representation that such assignee is not a Competitor or an Affiliate of a Competitor) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A) the Borrower; provided that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided further that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a) or, with respect to the Borrower, (e) of Section 8.1 has occurred and is continuing, any other assignment; and
(B) the Administrative Agent.
(ii) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent;
(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and
(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
For the purposes of this Section 10.2(b), the term “Approved Fund” has the following meaning:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.3 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section.
(iv) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section and any written consent to such assignment required by clause (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 9.5 or 2.13(f), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of or notice to the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (other than the Borrowers or any of their respective Affiliates, a Competitor or a natural person) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.1 that requires the consent of each Lender or each adversely affected Lender and that directly affects such Participant. Subject to clause (c)(iii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.6 as though it were a Lender, provided such Participant agrees to be subject to Section 10.7) as though it were a Lender.
(ii) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary.
(iii) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any Law after the sale of the participation takes place.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e) Notwithstanding any other provision of this Agreement, no Lender will assign its rights and obligations under this Agreement, or sell participations in its rights and/or obligations under this Agreement, to any Person who is (x) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation or (y) either (A) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (B) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislation or any other similar executive orders.
Section 10.3 Costs and Expenses.
(a) Group and the Borrowers agree, jointly and severally, to pay or reimburse each Facility Agent for (within 30 days after written request), all of such Facility Agent’s reasonable documented out-of-pocket costs and expenses (including the reasonable fees, expenses and disbursements of the Facility Agents’ counsel, Cahill Gordon & Reindel llp, and, if reasonably necessary, a single local counsel for the Facility Agents in each relevant jurisdiction) incurred by such Facility Agent in connection with (i) such Facility Agent’s audit and investigation of any of the Warnaco Entities in connection with the preparation, negotiation and execution of the Loan Documents; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the other Loan Documents; (iii) the creation, perfection or protection of the Liens under the Loan Documents; (iv) the ongoing administration of this Agreement and the Loans; (v) the protection, collection or enforcement of any of the Secured Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to any of the Secured Obligations, any Warnaco Entity, this Agreement or any of the other Loan Documents; and (vii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.
(b) Group and the Borrowers further agree, jointly and severally, to pay or reimburse each Agent and each of the Lenders upon demand for all reasonable, documented out-of-pocket costs and expenses, including, without limitation, reasonable fees of one counsel to the Facility Agents (and, if reasonably necessary, a single local counsel in each relevant jurisdiction), incurred by such Agent or such Lender (i) in enforcing any Loan Document, any Secured Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default and (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding.

Section 10.4 Indemnities.
(a) Group and the Borrowers agree, jointly and severally, to indemnify and hold harmless each Agent, each Lender and each of their Affiliates, and each of the directors, officers, partners, employees, agents, controlling persons and members of each of the foregoing and their successors or permitted assigns (each such Person being an “Indemnitee”) from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnitee may become subject in any manner relating to or arising out of this Agreement, any other Loan Document, any Secured Obligation or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of any of the Loans or in connection with any investigation of any potential matter covered hereby (including, without limitation, any claim, litigation, investigation or proceeding relating to such matters (a “Proceeding”), regardless of whether any such Indemnitee is a party thereto (and regardless of whether such Proceeding is initiated by a third party or by Group or any of its affiliates)), and to reimburse each such Indemnitee promptly and, in any event, within 30 days after receipt of a written request, together with customary backup documentation, for any reasonable documented out-of-pocket legal (limited to one counsel (which, for the avoidance of doubt, may be one or more attorneys within a single law firm) for all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel for all Indemnitees taken as a whole in each relevant jurisdiction and, solely in the case of a conflict of interest, one additional counsel (which, for the avoidance of doubt, may be one or more attorneys within a single law firm) in each relevant jurisdiction to each similarly situated group of affected Indemnitees taken as a whole) or other expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnitee, apply to losses, costs, claims, damages, liabilities or related expenses to the extent (a) they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of such Indemnitee or any Related Indemnified Person (as defined below) of such Indemnitee, (b) they are found in a final, non-appealable judgment of a court of competent jurisdiction to have arisen from a material breach of the obligations of such Indemnitee or any Related Indemnified Person of such Indemnitee under the Loan Documents or (c) arising from any dispute solely among Indemnitees other than any claims against any Agent in its capacity as such and other than any claims arising out of any act or omission on the part of Group or any of its Subsidiaries. Neither Group nor any of the Borrowers shall be liable for any settlement of any claim or proceeding effected without Group or the Borrowers’ written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Group and the Borrowers agree, jointly and severally, to indemnify each Indemnitee from and against any loss or liability by reason of such settlement or judgment in accordance with this Section 10.4. Notwithstanding any other provision of this Agreement, no Indemnitee shall be liable for any damages arising from the unauthorized use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems other than any damages, to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of such Indemnitee or any Related Indemnified Person of such Indemnitee. No party hereto shall be liable for any indirect, special, punitive or consequential damages in connection with its activities related to the Loan Documents; provided that this sentence shall not limit Group and the Borrowers’ indemnification obligations set forth above to the Indemnitees. The indemnity and reimbursement obligations of Group and the Borrowers under this section will be in addition to (but without duplication of) any liability which Group or the Borrowers may otherwise have under applicable law. For purposes hereof, a “Related Indemnified Person” of an Indemnitee means (a) any controlling person or controlled affiliate of such Indemnitee involved in the negotiation or syndication of the Term Loan Facility and (b) the respective directors, officers, partners, members, agents or employees of such Indemnitee or any of its controlling persons or controlled affiliates involved in the negotiation or syndication of the Term Loan Facility. Notwithstanding the foregoing, each Indemnitee shall be obligated to, and hereby agrees to, refund and return any and all amounts paid by Group or the Borrowers under this section to such Indemnitee for any such fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. Without limiting the foregoing, Proceedings include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of any Warnaco Entity involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Warnaco Entity; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to any Warnaco Entity, or the owner, lessee or operator of any property of any Warnaco Entity by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by any Facility Agent or any Lender, or any Facility Agent or any Lender having become the successor in interest to any Warnaco Entity, and (B) attributable solely to acts of the Arrangers, the Facility Agents or such Lender or any agent on behalf of the Facility Agents or such Lender.
(b) Group and the Borrowers shall, jointly and severally, indemnify each Agent and each Lender for, and hold each Agent and each Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against any Agent, Arranger or any Lender for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Warnaco Entity as of the Closing Date in connection with the transactions contemplated by this Agreement.
(c) Group and the Borrowers agree, jointly and severally, that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment in full of the Secured Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

Section 10.5 Limitation of Liability.
(a) Group and the Borrowers agree, jointly and severally, that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Warnaco Entity or any equity holders or creditors of any Warnaco Entity for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages and each of Group and the Borrowers hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(b) IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
Section 10.6 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of a Loan Party against any and all of the Secured Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Secured Obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.
Section 10.7 Sharing of Payments, Etc.
(a) Except as otherwise provided in this Agreement, if any Lender (directly or through an Affiliate thereof) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans owing to it (including any interest or fees in respect thereof or amounts due pursuant to Section 10.3 or Section 10.4) or derived from Collateral (in each case, other than pursuant to Section 2.14 or Section 2.16) in excess of its pro rata share of payments obtained by all the Lenders on account of such Obligations, such Lender (each, a “Purchasing Lender”) shall forthwith purchase from the other Lenders (each, a “Selling Lender”) such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

(b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Lender, such purchase from each applicable Selling Lender shall be rescinded and such Lender shall repay to such Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender’s ratable share (according to the proportion of (i) the amount of such Selling Lender’s required repayment to (ii) the total amount so recovered from such Purchasing Lender) of any interest or other amount paid or payable by such Purchasing Lender in respect of the total amount so recovered.
(c) The Borrowers agree that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 10.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.
Section 10.8 Notices, Etc.
(a) Notices. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:
(i) if to Group or the Borrowers:
c/o The Warnaco Group, Inc.
501 7th Avenue
New York, NY 10018
Attention: Chief Financial Officer
Telecopy No: (212) 287-8546
with a copy to the Assistant General Counsel of Group
Email: ealford@warnaco.com
(ii) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance or Assumption Agreement;
(iii) if to the Administrative Agent:
c/o JPMorgan Chase Bank, N.A.
383 Madison Avenue
24th Floor
New York, New York 10179
Attention: Jocelyn T. Shields
Email: jocelyn.t.shields@jpmorgan.com
Telecopy No: 212-270-6637
and

(iv) if to the Collateral Agent:
JPMorgan Loan Services
1111 Fannin Street
10th Floor
Houston, Texas 77002
Attention: Lisa A. McCants
Email: lisa.a.mccants@jpmorgan.com
Telecopy No: 713-750-2956
or at such other address as shall be notified in writing (i) in the case of Group, the Borrowers and the Facility Agents, to the other parties and (ii) in the case of all other parties, to the Borrowers and the Facility Agents. All such notices and communications shall be effective upon (1) personal delivery (if delivered by hand, including any overnight courier service), (2) when deposited in the mails (if sent by mail), (3) if delivered by posting to an Approved Electronic Platform, an internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device, when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and (4) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided above; provided, however, that notices and communications to the Administrative Agent pursuant to Article II or Article IX shall not be effective until received by the Administrative Agent.
(b) Use of Electronic Platform. Notwithstanding clause (a) above (unless the Administrative Agent requests that the provisions of clause (a) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Facility Agents by transmitting such Approved Electronic Communications electronically (in a format acceptable to the applicable Facility Agent) to jocelyn.t.shields@jpmorgan.com or such other electronic mail address (or similar means of electronic delivery) as such Facility Agent may notify the Borrowers. Nothing in this clause (b) shall prejudice the right of any Facility Agent or any Lender to deliver any Approved Electronic Communication to any Loan Party in any manner prescribed in this Agreement.

Section 10.9 No Waiver; Remedies. No failure on the part of any Lender or any Facility Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 10.10 Binding Effect. This Agreement shall become effective when it shall have been executed by Group, the Borrowers and the Facility Agents and each Lender listed on Schedule I, and thereafter shall be binding upon and inure to the benefit of Group, the Borrowers, the Facility Agents and each Lender and their respective successors and assigns, except that neither Group nor the Borrowers shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.
Section 10.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the internal law of the State of New York.
Section 10.12 Submission to Jurisdiction; Service of Process.
(a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the City of New York, Borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby each accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
(b) Each party hereto hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such other party at its address specified in Section 10.8. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 10.13 Waiver of Jury Trial. Each Facility Agent, each of the Lenders, Group and each of the Borrowers irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.
Section 10.14 Marshaling; Payments Set Aside. None of the Facility Agents nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to any Facility Agent, the Lenders or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 10.15 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
Section 10.16 No Fiduciary Duty. In connection with all aspects of each transaction contemplated by this Agreement, each of the Borrowers and Group acknowledges and agrees, and acknowledges the other Loan Parties’ understanding, that (i) each transaction contemplated by this Agreement is an arm’s-length commercial transaction, between the Loan Parties, on the one hand, and the Agents and the Lenders, on the other hand, (ii) in connection with each such transaction and the process leading thereto, the Agent and the Lenders will act solely as principals and not as agents or fiduciaries of the Loan Parties or any of their stockholders, affiliates, creditors, employees or any other party, (iii) no Agent or Lender will assume an advisory or fiduciary responsibility in favor of the Borrowers or any of their respective Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any Agent or any Lender has advised or is currently advising any Loan Party on other matters) and no Agent or Lender will have any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated in this Agreement except the obligations expressly set forth herein, (iv) each Agent and Lender may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their affiliates, and (v) no Agent or Lender has provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Loan Parties have consulted and will consult their own legal, accounting, regulatory, and tax advisors to the extent they deem appropriate. The matters set forth in this Agreement and the other Loan Documents reflect an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Agents and the Lenders, on the other hand. Each of the Borrowers and Group agree that no Loan Party shall assert any claims that any Loan Party may have against the Agent or any Lender based on any breach or alleged breach of fiduciary duty.
Section 10.17 Entire Agreement. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrowers and the Administrative Agent. Subject to Section 10.19, in the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.

Section 10.18 Confidentiality.
(a) No Agent or any Lender may disclose to any Person any confidential or non-public information of the Warnaco Entities furnished to the Agents or the Lenders by Group or the Borrowers (such information being referred to collectively herein as the “Borrower Information”), except that each of the Agents and each of the Lenders may disclose Borrower Information (i) on a confidential basis to the employees, legal counsel, independent auditors, professionals and other experts or agents of such Agent or Lender (collectively, “Representatives”) who have a need to know such information in connection with any of the transactions contemplated hereby and who are informed of the confidential nature of such information and have been advised of their obligation to keep information of this type confidential (provided that such Agent or Lender, as applicable, shall be responsible for its Representatives’ compliance with this paragraph) or to any of its respective affiliates (provided, that any such affiliate is advised of its obligation to retain such information as confidential, and such Agent or Lender, as applicable, shall be responsible for its affiliates’ compliance with this paragraph) solely in connection with the transactions contemplated under the Loan Documents, (ii) upon the request or demand of any regulatory authority having jurisdiction over such Agent or Lender or its affiliates (in which case such Agent or Lender, as applicable, shall, except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority, promptly notify you, in advance, to the extent lawfully permitted to do so), (iii) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable law or regulations (in which case such Agent or Lender, as applicable, shall promptly notify you, in advance, to the extent permitted by law), (iv) if reasonably necessary in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as (or more restrictive than) those of this Section 10.18, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, or to any actual or potential counterparty to a Hedging Contract, (viii) to the extent such Borrower Information (A) is or becomes generally available to the public on a non-confidential basis other than as a result of a breach of this Section 10.18 by such Agent or such Lender, or (B) is or becomes available to such Agent or such Lender on a nonconfidential basis from a source other than a Warnaco Entity (so long as such source is not known by such Engagement Party to be in breach of an obligation of secrecy to any Warnaco Entity) and (ix) with the prior written consent of Group or the Borrowers.

Section 10.19 Intercreditor Agreement. The Loan Parties, the Agents, the Lenders and the other Secured Parties acknowledge that the exercise of certain of the Agents’ rights and remedies hereunder and under the Loan Documents may be subject to, and restricted by, the provisions of the Intercreditor Agreement and that the Liens of the Collateral Agent in certain Collateral will be subordinated to the Liens granted under the ABL Facilities in such Collateral. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, as among the Loan Parties, the Agents and the Lenders shall remain in full force and effect.
Section 10.20 Patriot Act Notice. The Agents and the Lenders hereby notify Group and the Borrowers that, pursuant to the requirements of the Patriot Act, the Agents and the Lenders are required to obtain, verify and record information that identifies each of Group, the Borrowers and the other Loan Parties, including its legal name, address, tax ID number and other information that will allow the Agents and the Lenders to identify it in accordance with the Patriot Act. The Agents and the Lenders may require information regarding Group’s, the Borrowers’ and other Loan Parties’ management and owners, such as legal name, social security number and date of birth.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Warnaco Inc., as Borrower
By:	/s/ Lawrence R. Rutkowski
	Name:	Lawrence R. Rutkowski
	Title:	Executive Vice President and Chief Financial Officer

Calvin Klein Jeanswear Company, as CK Borrower
By:	/s/ Lawrence R. Rutkowski
	Name:	Lawrence R. Rutkowski
	Title:	Vice President and Treasurer

Warnaco Swimwear Products Inc., as Swimwear Borrower
By:	/s/ Lawrence R. Rutkowski
	Name:	Lawrence R. Rutkowski
	Title:	Vice President and Treasurer

The Warnaco Group, Inc., as Group
By:	/s/ Lawrence R. Rutkowski
	Name:	Lawrence R. Rutkowski
	Title:	Executive Vice President and Chief Financial Officer
SIGNATURE PAGE TO TERM LOAN AGREEMENT

JPMorgan Chase Bank, N.A., as Administrative Agent, Collateral Agent and Lender
By:	/s/ Sarah Freedman
	Name:	Sarah Freedman
	Title:	Vice President
SIGNATURE PAGE TO TERM LOAN AGREEMENT

Warnaco Inc.
Credit Agreement Schedules

SCHEDULE I
COMMITMENTS

Lender	Term Loan Commitment
JPMorgan Chase Bank, N.A.	$200,000,000

SCHEDULE II
APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES

Lender	Domestic Lending Office

JPMorgan Chase Bank, N.A.	383 Madison Avenue
24th Floor
New York, New York 10179
Attention: Jocelyn T. Shields
Email:jocelyn.t.shields@jpmorgan.com
Telecopy No: 212-270-6637

SCHEDULE 4.3
OWNERSHIP OF WARNACO ENTITIES

		Jurisdiction of		Number of	Percentage of
		Incorporation/	Number of Shares	Shares	each Class of
Parent	Subsidiary	Organization	Authorized	Outstanding	Shares Owned

4278941 Canada Inc.	WBR Industria e Comercio de Vestuario Ltda	Brazil	400,000	196,000 common, 4,000 preferred	100%

Calvin Klein Jeanswear Company	CKJ Holdings, Inc.	Delaware	1,000 shares Common Stock, par value $0.01	1,000	100%

CKJ UK Limited	Jeanswear Services, Ltd.	United Kingdom	N/A	100	100%

CK Jeanswear Asia Ltd.	CKJ Fashion (Shanghai) Ltd.	People’s Republic of China	1,050,000	157,500	100%

	Gold Lightening Limited	Hong Kong	N/A	65,000	100%

Designer Holdings Ltd.	Calvin Klein Jeanswear Company	Delaware	1,000 shares Common Stock, par value $0.01	1,000	100%

The Warnaco Group, Inc.	Warnaco Inc.	Delaware	100,000 shares Common Stock, par value $1.00	100,000	100%

Warnaco B.V.	CKJ UK Ltd.	United Kingdom	1,098,000 shares, par value £1.00	980,000	100%

	CK Jeanswear Australia Pty. Limited	Australia	4,467,737	4,467,737	100%

	CK Jeanswear Europe S.r.l.	Italy	N/A	N/A	100%

	Warnaco Apparel SA (Pty) Ltd.	South Africa	1,000	1	100%

	CK Jeanswear NZ Ltd.	New Zealand	100	100	100%

	Euro Retail S.r.l.	Italy	N/A	N/A	100%

		Jurisdiction of		Number of	Percentage of
		Incorporation/	Number of Shares	Shares	each Class of
Parent	Subsidiary	Organization	Authorized	Outstanding	Shares Owned

	Warnaco Argentina SRL	Argentina	12,000 quotas	1,080	90%[1]

	Warnaco Denmark A/S	Denmark	5000	5000	100%

	Warnaco France S.A.R.L.	France	500, par value FF 100	500	100%

	Warnaco Netherlands B.V.	The Netherlands	2,500 shares	561 shares	100%

	Warnaco Poland Sp.z o.o.	Poland	20,000 shares, par value 50 zlotys	1,000	100%

	Warnaco Portugal Vesutario e Acessorios Sociedade Unipessoal, Lda.	Portugal	€5,000	5,000	100%

	Warner’s (Belgium) SPRL	Belgium	25,000 shares, par value 1,000 FF	25,000	100%

	Warner’s (EIRE) Teoranta	Ireland	1,000 shares, par value IR£1.00	101	100%**

	Warnaco Logistics B.V.	The Netherlands	€18,200	18,200	100%

Warnaco France S.A.R.L.	FA France S.A.R.L.	France	7,623	7,623	100%

	Warner’s Aiglon, S.A.	France	215,000, par value FRF 100	215,000	100%**

Warnaco (H.K.), Ltd.	Warnaco International Trading (Shanghai) Co. Ltd.	People’s Republic of China	1,655,420	1,655,420	100%

	Warnaco Asia Ltd.	Hong Kong	3,500,000	1,016,000	100%

Warnaco Asia Ltd.	CK Jeanswear Asia Ltd.	Hong Kong	100	100	100%

	Warnaco Shanghai Co. Ltd.	People’s Republic of China	810,000	610,000	100%

[1]	10% owned by Warnaco Netherlands B.V.

		Jurisdiction of		Number of	Percentage of
		Incorporation/	Number of Shares	Shares	each Class of
Parent	Subsidiary	Organization	Authorized	Outstanding	Shares Owned

	Warnaco Singapore Private Ltd.	Singapore	100,000 shares, par value $1.00	2	100%

	Warnaco Taiwan Co., Ltd.	Taiwan	1,500,000	1,500,000	100%

	Warnaco Commerce (Shanghai) Company Limited	People’s Republic of China	N/A	N/A	100%

	Warnaco Korea Co., Ltd.	Korea	N/A	381,045	100%

Warnaco Inc.	CKU.com Inc.	Delaware	1,000 shares Common Stock, par value $0.01	1,000	100%

	Designer Holdings Ltd.	Delaware	1,000 shares Common Stock, par value $0.01	1,000	100%

	Ocean Pacific Apparel Corp.	Delaware	5,589	5,589	100%

	Vista de Yucatan S.A. de C.V.	Mexico	500 shares Serie B Subserie I; 225 shares
			Serie B Subserie II, par value 100
			Mexican Pesos	500 Serie B Subserie I	69%**[2]

	Warnaco Intimo S.A.	Spain	11,000, par value 1,000 pesetas each	11,000	100%

	Warnaco Puerto Rico, Inc.	Delaware	1,000 shares of Common Stock, par value $0.01	1,000	100%

	Warnaco Swimwear Inc.	Delaware	1,000 shares of Common Stock, par value $0.01	1,000	100%

	Warnaco U.S., Inc.	Delaware	1,000 shares Common Stock, par value $0.01	1,000	100%

[2]	31% owned by Warnaco of Canada Company.

		Jurisdiction of		Number of	Percentage of
		Incorporation/	Number of Shares	Shares	each Class of
Parent	Subsidiary	Organization	Authorized	Outstanding	Shares Owned

	Warner’s de Mexico S.A. de C.V.	Mexico	50,000 Series A shares, par value $0.10 Mexican Pesos; 60,545,220 Series B shares, par value $0.10 Mexican Pesos	50,000 Series A shares; 60,545,220 Series B shares	Type A — 100%** Type B — 100%

	WF Overseas Fashion C.V.	The Netherlands	100% partnership interests	Warnaco Inc. holds 99% interest	99%[3]
				(as limited partner);
				Warnaco U.S., Inc.
				holds 1% interest
				(as general partner)

Warnaco Netherlands B.V.	Warnaco Deutschland GmbH	Germany	DM 50,000	DM 50,000	100%

	Warnaco Austria GmbH	Austria	500,000 Austrian schillings	500,000	100%

	Warnaco Switzerland GmbH	Switzerland	50 shares	50	100%

	Warnaco of Canada Company	Province of Nova Scotia	1,000,000 Common Shares, without par value	1,000,000	100%

	Warnaco (UK) Limited	United Kingdom	5,530,000 shares at £1 each	5,530,000	100%

Warnaco of Canada Company	4278941 Canada Inc.	Canada	Unlimited number of Classes A-F	2,000 Class A	100%

	Distribuidor Textil Warnaco Peru Limitada	Peru	[____]	[____]	100%

	Distribuidor Textil Warnaco Chile S.A.	Chile	[____]	[____]	100%

[3]	1% owned by Warnaco U.S., Inc.

		Jurisdiction of		Number of	Percentage of
		Incorporation/	Number of Shares	Shares	each Class of
Parent	Subsidiary	Organization	Authorized	Outstanding	Shares Owned

Warnaco Swimwear Inc.	Warnaco Swimwear Products Inc.	Delaware	10,000 shares of Common Stock, par value $0.01	100	100%

Warnaco Swimwear Products Inc.	Authentic Fitness On-Line, Inc.	Nevada	100 shares of Common Stock, par value $0.01	100	100%

	CCC Acquisition Corp.	Delaware	1,000 shares Common Stock, par value $0.01	100	100%

	Warnaco Retail Inc.	Delaware	100 shares of Common Stock, par value $0.01	100	100%

Warnaco U.S., Inc.	Warnaco (Macao) Company Limited	Macao	Uncertificated	Uncertificated	100%**

Warnaco (UK) Ltd.	Mullion International Limited	British Virgin Islands	50,000 shares	10	100%

WF Overseas Fashion C.V.	Warnaco Global Sourcing Limited	Hong Kong	10,000 shares, par value HK$1.00	10,000	100%**

	Warnaco B.V.	The Netherlands	200,000 NLG	40,000	100%

	Warnaco (H.K.) Limited	Barbados	1,000 common shares, no par value	1,000	100%

CK Jeanswear Europe S.r.l.	Warnaco Italy S.r.l.	Italy	N/A	N/A	70%[4]

Euro Retail S.r.l.	Lucia S.r.l.	Italy	N/A	N/A	100%

**	Certain shares are held as Directors’ qualifying shares, but in each case, solely to the extent required by local law.

[4]	30% owned by Warnaco B.V.

Number of Shares Covered by All Outstanding Options, Warrants,
Rights of Conversion or Purchase and Similar Rights
None.

SCHEDULE 4.15
LABOR MATTERS
Collective Bargaining Agreements
Local 1701 of the Union of Needle Trades Industrial and Textile Employees
AFL-CIO, CLC and Warnaco Inc.
Duncansville, PA
Expires March 1, 2012
Indigo Blue S.A. and Lintex-Warnaco S.a.r.l.
Collective Bargaining Agreement for employees of Foxtown Center,
Mendrisio, Switzerland
Expires December 31, 2011
Consulting Agreements
None.
Executive Employment Agreements
1	Joseph Gromek, President and Chief Executive Officer

2	Lawrence R. Rutkowski, Executive Vice President and Chief Financial Officer

3	Helen McCluskey, Chief Operating Officer

4	Frank Tworecke, President Sportswear Group

5	Dwight Meyer, President Global Sourcing

6	Stanley Silverstein, Executive Vice President — International Strategy and Business Development

7	Elizabeth Wood, Executive Vice President

8	Jay Dubiner, Senior Vice President, General Counsel and Secretary

9	Martha Olson, President — Intimate Apparel & Swimwear Group
Executive Compensation Plans
None.
Deferred Compensation Agreements
The Warnaco Group, Inc. Non-Employee Directors Deferred Compensation Plan

The Warnaco Group, Inc. Deferred Compensation Plan
Employee Stock Purchase and Stock Option Plans
The Warnaco Group, Inc. 2003 Stock Incentive Plan, as amended

The Warnaco Group, Inc. 2005 Stock Incentive Plan, as amended
Severance Plans
None.

SCHEDULE 4.16
ERISA MATTERS
Employee Benefit Plans
Retirement Plans — Employees Retirement Plan of Warnaco Inc.; The Warnaco Group, Inc.
Employee Savings Plan
Health and Welfare Plan — Warnaco Flexible Benefits Plan
Unfunded Pension Liability
The Plan is under funded, however under the terms of Warnaco Inc.’s Amended and Restated Plan of Reorganization provided that the Warnaco Inc. will continue its Employee Retirement Plan, including meeting the minimum funding standards under ERISA and the Code. In connection with the Employee Retirement Plan, the amount by which the present value of all accrued benefits under the Employee Retirement Plan exceeds the fair market value of all assets of such Plan allocable to such benefits in accordance with Agreement Accounting Principles is approximately $34.2 million, as reported in Group’s 10-K for fiscal year 2010.
Withdrawal Liability
None.

SCHEDULE 4.19
REAL PROPERTY
Material Owned Real Property:
None.
Material Leased Real Property:
The Warnaco Group, Inc.
501 7th Avenue
New York, NY 10018
New York County

SCHEDULE 7.1
EXISTING INDEBTEDNESS

Debtor	Creditor(s)	Amount of Debt	Type of Debt
Warnaco Italy S.r.l.	Intesa Sanpaolo S.p.A., Banca Toscana, Banca Nazionale del Lavoro S.p.A., Banca CR Firenze, UniCredit S.p.A.	****	Revolving Credit

Euro Retail S.r.l.	Intesa Sanpaolo S.p.A.	***	Term Loan due March 2012

WBR Industria e Comercio de Vestuario Ltda.	HSBC Bank Brasil S.A.	****	Revolving Credit

WBR Industria e Comercio de Vestuario Ltda.	Banco do Brasil S.A.	****	Revolving Credit

WBR Industria e Comercio de Vestuario Ltda.	Itau Unibanco S.A.	****	Revolving Credit

Warnaco Inc. and certain other Foreign Subsidiaries of Group	Hong Kong and Shanghai Banking Corporation Limited	***	Letter of Credit Facility

*
These amounts represent current borrowings only, not necessarily peak (typically “seasonal”) borrowings. Excluded from these amounts are letter of credit and other modest obligations under the related credit facilities.

INTERCOMPANY DEBT
See the Intercompany Notes referenced in Schedule 7.3 hereto.

SCHEDULE 7.2
EXISTING LIENS

		Tax Liens/	File
Entity	Jurisdiction	Judgments	Number	Secured Party	Type of Collateral
Calvin Klein Jeanswear Company	New York County, NY	Judgment	100570-95	Kaufman Associates Ltd.	$32,318.47

Calvin Klein Jeanswear Company	New York County, NY	Judgment	60372/99	Union Transport Corp.	$77,810.11

Warnaco Swimwear Products Inc.	Los Angeles County, California	State Tax Lien	10-1797648	Los Angeles County	$1,066.25

SCHEDULE 7.3
EXISTING INVESTMENTS
STOCK
None.
NOTES RECEIVABLE

			Remaining	Status (as of
Customer	Original Amount	Commencement Date	Balance	6/2011)
***	***	Dec-03	***	In Collections

***	***	Dec-03	***	Current
INTERCOMPANY DEBT5

Creditor	Debtor	Loan Amount	Loan Currency	USD Equivalent
Warnaco B.V.	Eratex	***	DEM	***

Eratex	Warnaco B.V.	***	EUR	***

Lintex	Warnaco B.V.	***	CHF	***

Lenitex	Warnaco B.V.	***	EUR	***

Warnaco BV	Warner’s Aiglon S.A.	***	EUR	***

Warnaco Netherlands B.V.	Eratex	***	EUR	***

Mullion	Warnaco B.V.	***	USD	***

WF Overseas Fashion C.V.	Warnaco B.V.	***	USD	***

Warnaco B.V.	Warnaco Poland Sp.z o.o.	***	EUR	***

Warnaco B.V.	Warnaco Deutschland GmbH	***	EUR	***

Warnaco Asia Ltd.	Warnaco Taiwan Co., Ltd.	***	USD	***

WF Overseas Fashion C.V.	Warnaco France S.A.R.L.	***	EUR	***

WF Overseas Fashion C.V.	CK Jeanswear Europe Srl	***	EUR	***

WF Overseas Fashion C.V.	CK Jeanswear Australia Pty. Limited	***	EUR	***

Mullion International Limited	WF Overseas Fashion C.V.	***	USD	***

[5]	As of April 2, 2011.

Creditor	Debtor	Loan Amount	Loan Currency	USD Equivalent
Warnaco (HK) Ltd.	Gold Lightening Limited	***	USD	***

Warnaco B.V.	CK Jeanswear NZ Ltd.	***	USD	***

Warnaco B.V.	CK Jeanswear Australia Pty.	***	AUD	***

Warnaco B.V.	CK Jeanswear Australia Pty.	***	EUR	***

Warnaco Netherlands B.V.	Warnaco B.V.	***	EUR	***

Warnaco Inc.	Vista de Yucatan S.A. de C.V.	***	USD	***

Warnaco Swimwear Products Inc.	Warnaco Inc.	***	USD	***

CKJ UK Limited	Warnaco Ltd.	***	GBP	***

Warnaco Asia Ltd.	WF Overseas Fashion C.V.	***	USD	***

Warnaco Asia Ltd.	WF Overseas Fashion C.V.	***	USD	***

Warnaco B.V.	Euro Retail S.r.l.	***	EUR	***

Warnaco B.V.	Euro Retail S.r.l.	***	EUR	***

CK Jeanswear Asia Ltd.	Warnaco B.V.	***	USD	***

Euro Retail S.r.l.	Warnaco Italy S.r.l.	***	EUR	***

SCHEDULE 6.14
POST-CLOSING MATTERS

Post-Closing Requirement	Delivery Requirement
Delivery of stock certificate of Vista de Yucatan S.A. de C.V. and accompanying stock power	30 days after the Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion)

Insurance certificates and endorsements	7 days after the Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion)

Confirmation of outstanding shares and authorized shares for Distribuidor Textil Warnaco Peru Limitada and Distribuidor Textil Warnaco Chile S.A. and supplanting Schedule 4.3 herein in accordance with such confirmation
30 days after the Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion)

SCHEDULE 7.4
ASSET SALES
None.

EXHIBIT A
TO
CREDIT AGREEMENT
FORM OF ASSIGNMENT AND ACCEPTANCE
ASSIGNMENT AND ACCEPTANCE dated as of  _____ ___, 20_____  between [NAME OF ASSIGNOR] (the “Assignor”) and [NAME OF ASSIGNEE] (the “Assignee”).
Reference is made to the Credit Agreement, dated as of June 17, 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Warnaco Inc., as borrower (the “Borrower”), Calvin Klein Jeanswear Company (“CK Borrower”), Warnaco Swimwear Products Inc. (“Swimwear Borrower” and together with the Borrower and the CK Borrower, collectively the “Borrowers”), The Warnaco Group, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Lenders (together with the Administrative Agent, the “Facility Agents”), and the other Persons party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Assignor and the Assignee hereby agree as follows:
1.
As of the Effective Date (as defined below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor’s rights and obligations under the Credit Agreement to the extent related to the amounts and percentages specified on Section 1 of Schedule I hereto.

2.
The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Warnaco Entity or the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

3.
The Assignee (a) agrees that it will, independently and without reliance upon the Facility Agents, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (b) appoints and authorizes each Facility Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to each such Facility Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) agrees that it will perform in accordance with their terms all of the obligations that, by the terms of the Credit Agreement, are required to be performed by it as a Lender, (d) represents and warrants that it is not a Competitor or an Affiliate of a Competitor, (e) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from, or a reduced rate of withholding of, United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement if required to establish such exemption or reduction of withholding for such Assignee.

4.
Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Administrative Agent (together with an assignment fee in the amount of $3,500 payable by the Assignee to the Administrative Agent pursuant to Section 10.2(b) of the Credit Agreement) for acceptance and recording in the Register by the Administrative Agent. The effective date of this Assignment and Acceptance shall be the effective date specified in Section 2 of Schedule I hereto (the “Effective Date”).

5
Upon such acceptance and recording in the Register by the Administrative Agent, then, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Credit Agreement of a Lender and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those relating to events or circumstances occurring prior to the Effective Date.

6.
Upon such acceptance and recording in the Register by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (a) to the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (b) to the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7.	This Assignment and Acceptance shall be governed by, and be construed and interpreted in accordance with, the internal law of the State of New York.
8.
This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance by telecopier or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR], as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE], as Assignee

By:
Name:
Title:

ACCEPTED AND AGREED
this __ day of ______, 20__:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[1][CONSENTED TO:

WARNACO INC.

By:
Name:
Title:

CALVIN KLEIN JEANSWEAR COMPANY

By:
Name:
Title:

WARNACO SWIMWEAR PRODUCTS INC.

By:
Name:
Title:

[1]	If consent is required under Credit Agreement

SCHEDULE I
TO
ASSIGNMENT AND ACCEPTANCE

SECTION 1.
Ratable Portion assigned to Assignee:			%
Aggregate Outstanding Principal Amount of Term B Loans Assigned to Assignee:	$
SECTION 2.
Effective Date:		________ 20__

EXHIBIT B
TO
CREDIT AGREEMENT
FORM OF NOTICE OF BORROWING
JPMORGAN CHASE BANK, N.A.,
   as Administrative Agent under the
   Credit Agreement referred to below
383 Madison Avenue, 24th Floor
New York, New York 10179
____________ __, 20__
Attention: Jocelyn T. Shields
Re: Warnaco Inc., Calvin Klein Jeanswear Company and Warnaco Swimwear Products Inc.
Reference is made to the Credit Agreement, dated as of June [__], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Warnaco Inc. ( the “Borrower”), Calvin Klein Jeanswear Company (“CK Borrower”), Warnaco Swimwear Products Inc. (“Swimwear Borrower” and together with the Borrower and the CK Borrower, collectively the “Borrowers”),The Warnaco Group, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Borrowing of Term B Loans under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2 of the Credit Agreement:
(a)	The date of the Proposed Borrowing is _____ ___, 20____ (the “Funding Date”).
(b)
The aggregate amount of the Proposed Borrowing is $_______, of which amount [$_____  consists of Alternate Base Rate Loans] [and $________  consists of Eurodollar Loans having an initial Interest Period of [one] [two] [three] [six] [nine] [twelve] month[s]].

The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:
(a)
the representations and warranties set forth in Article IV of the Credit Agreement and in the other Loan Documents are true and correct on and as of the Funding Date with the same effect as though made on and as of such date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date; and

(b)	no Default or Event of Default has occurred and is continuing on the Funding Date.
The undersigned hereby irrevocably authorize and direct the Administrative Agent to disburse the proceeds of the Proposed Borrowing in accordance with the instructions set forth on Schedule 1 hereto.

WARNACO INC.

By:
Name:
Title:

CALVIN KLEIN JEANSWEAR COMPANY

By:
Name:
Title:

WARNACO SWIMWEAR PRODUCTS INC.

By:
Name:
Title:

Schedule 1 to Notice of Borrowing
Disbursement Instructions

EXHIBIT C
TO
CREDIT AGREEMENT
FORM OF NOTICE OF CONVERSION OR CONTINUATION
JPMORGAN CHASE BANK, N.A.,
   as Administrative Agent under the
   Credit Agreement referred to below
383 Madison Avenue, 24th Floor
New York, New York 10179
____________ __, 20__
Attention: Jocelyn T. Shields
Re: Warnaco Inc., Calvin Klein Jeanswear Company and Warnaco Swimwear Products Inc.
Reference is made to the Credit Agreement, dated as of June [___], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Warnaco Inc. (the “Borrower”), Calvin Klein Jeanswear Company (“CK Borrower”), Warnaco Swimwear Products Inc. (“Swimwear Borrower” and together with the Borrower and the CK Borrower, collectively the “Borrowers”), The Warnaco Group, Inc., the Lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Lenders. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrowers hereby give you notice, irrevocably, pursuant to Section 2.11 of the Credit Agreement that the undersigned hereby request a [conversion] [continuation] on  _______,  _____  of $_____  in principal amount of presently outstanding Term B Loans that are [Alternate Base Rate Loans] [Eurodollar Loans] having an Interest Period ending on  _______,  _____  ][to] [as] [Alternate Base Rate] [Eurodollar] Loans. [The Interest Period for such amount requested to be converted to or continued as Eurodollar Loans is [[one] [two] [three] [six] [nine] [twelve] month[s]].

C-1

In connection herewith, the undersigned hereby certify that no Default or Event of Default has occurred and is continuing on the date hereof.

WARNACO INC.

By:
Name:
Title:

CALVIN KLEIN JEANSWEAR COMPANY

By:
Name:
Title:

WARNACO SWIMWEAR PRODUCTS INC.

By:
Name:
Title:

C-2

EXHIBIT D
TO
CREDIT AGREEMENT
FORM OF NOTE
___________, ____
FOR VALUE RECEIVED, the undersigned hereby promise to pay to  _____  or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term B Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement, dated as of June [__], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Warnaco Inc. (the “Borrower”), Calvin Klein Jeanswear Company (“CK Borrower”), Warnaco Swimwear Products Inc. (“Swimwear Borrower” and together with the Borrower and CK Borrower, the “Borrowers”), The Warnaco Group, Inc., the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
The Borrowers promise to pay interest on the unpaid principal amount of the Term B Loan made by the Lender from the date of such Term B Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term B Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term B Loans and payments with respect thereto.
The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

WARNACO INC.

By:
Name:
Title:

CALVIN KLEIN JEANSWEAR COMPANY

By:
Name:
Title:

WARNACO SWIMWEAR PRODUCTS INC.

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of Loan	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Made	Loan Made	Period	This Date	Date	Made By

EXHIBIT E
TO
CREDIT AGREEMENT
[Reserved]

E-1

EXHIBIT F
TO
CREDIT AGREEMENT
FORM OF COMPLIANCE CERTIFICATE
Reference is made to the Credit Agreement, dated as of June [___], 2011 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Warnaco Inc., a Delaware corporation, as borrower (the “Borrower”), Calvin Klein Jeanswear Company, a Delaware corporation (“CK Borrower”), Warnaco Swimwear Products Inc., a Delaware corporation (“Swimwear Borrower”) The Warnaco Group, Inc. (“Group”), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent for the Lenders. Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement. This Compliance Certificate is submitted concurrently with the [quarterly] [annual] financial statements of Group for the period ended  _____ ___, 20____  (the “Fiscal Period End Date”). Pursuant to Section 5.1(c) of the Credit Agreement, the undersigned hereby certifies that he/she is a Responsible Officer of Group and further certifies on behalf of Group, and not in any individual capacity, as follows:
1. [Attached hereto as Schedule 1 is the calculation of Excess Cash Flow required by Section 5.1(c)(i) of the Credit Agreement for the Fiscal Year of each of the Borrowers ended as of the above date].1
2. [No Default or Event of Default has occurred and is continuing.] [A Default or Event of Default has occurred and is continuing. The nature thereof and the action which Group proposes to take with respect thereto is as follows:  _______].
3. Attached hereto as Schedule 2 is the calculation of Available Amount required by Section 5.1(c)(iii) of the Credit Agreement as of the Fiscal Period End Date. The requirements set forth under [Section 7.3(k)] [Section 7.5(d)] [Section 7.6(iii)], as applicable, have been met in connection with any usage of Available Amount during the Fiscal Quarter ended as of the Fiscal Period End Date.

[1]	Only to be inserted in connection with Compliance Certificate delivered with annual financial statements.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on this  _____  day of  _______,  _____.

THE WARNACO GROUP, INC.

By:
Name:
Title:

Schedule 1 to Compliance Certificate
Excess Cash Flow Calculation

EXHIBIT G
TO
CREDIT AGREEMENT
FORM OF PLEDGE AND SECURITY AGREEMENT
[Provided under separate cover]

G-1

EXHIBIT H
TO
CREDIT AGREEMENT
FORM OF GUARANTY
[Provided under separate cover]

H-1

EXHIBIT I
TO
CREDIT AGREEMENT
FORM OF INTERCREDITOR AGREEMENT
[Provided under separate cover]

I-1